EXHIBIT 10.27

### Document last closed 10:29:28 AM January 31, 1997 ###   [Execution Copy]





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            SPECIALTY FOODS FINANCE CORPORATION,


                SPECIALTY FOODS CORPORATION,
                     as Master Servicer,

                             and

                  THE CHASE MANHATTAN BANK,
                         as Trustee




                  SERIES 1997-1 SUPPLEMENT

                Dated as of January 31, 1997

                             to

                      POOLING AGREEMENT

                Dated as of November 16, 1994





                      SFC MASTER TRUST



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                      TABLE OF CONTENTS

                                                        Page
Section


                   ARTICLE I DEFINITIONS 1
SECTION 1.1.  Definitions     1


  ARTICLE II     DESIGNATION OF CERTIFICATES; PURCHASE AND
              SALE OF THE VFC CERTIFICATES  26
SECTION 2.1.  Designation     26
SECTION 2.2.  The Series 1997-1 Certificates 26
SECTION 2.3.  Delivery   27
SECTION 2.4.  Procedure for Increasing the Invested
              Amount  27
SECTION 2.5.  Procedure for Decreasing the Invested Amount
29
SECTION 2.6.  Commitment Certification  31
SECTION 2.7.  Interest; Certain Fees    31
SECTION 2.8.  Interest Rate Indemnity   33


       ARTICLE III    ARTICLE III OF THE AGREEMENT  34
SECTION 3C.2.  Establishment of Series Accounts.  34
SECTION 3C.3.  Daily Allocations.  36
SECTION 3C.4.  Selection of Funding Periods; Determination
               of Interest Rates   37
SECTION 3C.5.  Determination of Series 1997-1 Amortization
               Principal Payments  40
SECTION 3C.6.  Applications   40
SECTION 3C.7.  The Principal/Interest Surety Bond.     43


       ARTICLE IV     DISTRIBUTIONS AND REPORTS     45
SECTION 4C.1.  Distributions  45
SECTION 4C.2.  Statements and Notices   45
SECTION 4C.3.  Notices   47


    ARTICLE V ADDITIONAL EARLY AMORTIZATION EVENTS    48
SECTION 5.1.  Additional Early Amortization Events     48


              ARTICLE VI     SERVICING FEE  50
SECTION 6.1.  Servicing Compensation    50


  ARTICLE VII    COVENANTS, REPRESENTATIONS AND WARRANTIES
                             51
SECTION 7.1.  Representations and Warranties of the
              Company and the Master Servicer     51
SECTION 7.2.  Covenants of the Company  51
SECTION 7.3.  Covenants of the Master Servicer    51
SECTION 7.4.  Additional Supplements    52


              ARTICLE VIII   MISCELLANEOUS  52
SECTION 8.1.  Ratification of Agreement 52
SECTION 8.2.  Governing Law   52
SECTION 8.3.  Further Assurances   52
SECTION 8.4.  No Waiver; Cumulative Remedies 52
SECTION 8.5.  Amendments 53
SECTION 8.6.  Notices 53
SECTION 8.7.  Successors and Assigns    53
SECTION 8.8.  Counterparts    56
SECTION 8.9.  Enhancement Provider 56
SECTION 8.10. Administrative Agent for the Issuer 56
SECTION 8.11. No Bankruptcy Petition    56
SECTION 8.12. Costs and Expenses   56


            ARTICLE IX     FINAL DISTRIBUTIONS 57
SECTION 9.1.  Certain Distributions     57
EXHIBITS


Exhibit A      Form of VFC Certificate, Series 1997-1
Exhibit B           Form of Subordinated Company
               Certificate,
                    Series 1997-1
Exhibit C      [Reserved]
Exhibit D      Form of Daily Report
Exhibit E-1    Form of Monthly Settlement Statement
Exhibit E-2    Form of Funding Period Settlement Statement
Exhibit F      Form of Notice of Increase
Exhibit G      Form of Commitment Certification

SCHEDULES

Schedule 1     Trust Accounts
Schedule 2     Cure Period Trigger Dates
          SERIES 1997-1 SUPPLEMENT, dated as of January 31,
1997 (this "Supplement"), among Specialty Foods Finance
Corporation, a Delaware corporation (the "Company"),
Specialty Foods Corporation, a Delaware corporation, as master servicer (the "Master Servicer"), and The Chase
Manhattan Bank, a New York banking corporation, in its capacity as trustee (the "Trustee") under the Agreement (as hereafter defined).


                    W I T N E S S E T H :


          WHEREAS, the parties hereto entered into a Pooling
Agreement, dated as of November 16, 1994 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

          WHEREAS, the Agreement provides, among other things, that the Company, the Master Servicer and the Trustee may at any time and from time to time enter into supplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Company for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates;

          WHEREAS, the parties hereto entered into a Series
1994-1 Supplement to the Agreement, dated as of November 16, 1994;

          WHEREAS, the parties hereto entered into a Series
1996-1 Supplement to the Agreement, dated as of August 1, 1996; and

          WHEREAS, the Company, the Master Servicer and the Trustee wish to supplement the Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:


                        I.   ARTICLE

                         DEFINITIONS

a)             SECTION   Definitions.    The following words
and phrases shall have the following meanings with respect to Series 1997-1 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:
          "Accrued Expense Amount" shall mean, for each Business Day during an Accrual Period, the sum of (i) the Daily Interest Deposit for such Business Day, (ii) (A) if such Business Day is prior to the 20th day of such Accrual Period, 1/10 of each of the Series 1997-1 Monthly Servicing Fee and the portion of each of the Issuer Usage Fees, the Liquidity Usage Fees, the Liquidity Non-Usage Fees, the Issuer Administrative Fees, the Alternate Fees and the Surety Bond Fees to be paid on the next succeeding Settlement Date (up to but not exceeding, in each case, the full amount thereof), assuming that the aggregate Face Amount of Issuer CP on each day is the same as the aggregate Face Amount of Issuer CP on the first day of such Accrual Period or (B) if such Business Day is on or after the 20th day of such Accrual Period and if the Issuer notifies the Master Servicer and the Trustee on such Business Day that Aggregate Daily Collections previously transferred to the Series 1997-1 Non-Principal Collection Sub-account are insufficient to pay the Series 1997-1 Monthly Servicing Fee and the portion of each of the Issuer Usage Fees, the Liquidity Usage Fees, the Liquidity Non-Usage Fees, the Issuer Administrative Fees, the Alternate Fees and the Surety Bond Fees to be paid on the next succeeding Settlement Date, an amount reasonably expected by the Issuer to be equal to such insufficiency, which amount shall be specified in such notice to the Master Servicer and the Trustee, and (iii) the Program Costs for such Business Day.

          "Acquiring VFC Certificateholder" shall have the meaning specified in subsection 8.7(c).

          "Additional Interest" shall mean with respect to any outstanding Past Due Interest, interest thereon, until paid in full, at a per annum rate equal to the sum of (i) Base Rate as in effect from day to day computed on the basis of a year of 360 days and actual days elapsed and
  (ii) 2.00%.

          "Adjusted Eurodollar Rate" for any Eurodollar Tranche for any Eurodollar Period shall mean an interest rate per annum equal to (i) (A) the rate (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1% per annum) for deposits in U.S. Dollars, in a principal amount of not less than $1,000,000 for a period approximating such Eurodollar Period, which appears on the Reuters Screen LIBO Page as of 11:00 a.m. London time on the second LIBO Business Day before (and for value on) the first day of that Eurodollar Period, divided by (B) (1) one, minus (2) the Eurodollar Reserve Requirements (expressed as a decimal) applicable during that Eurodollar Period) or (ii) if no applicable rate appears on the Reuters Screen LIBO Page on the second LIBO Business Day before the first day of that Eurodollar Period, (A) the rate at which deposits in U.S. Dollars, in a principal amount of not less than $1,000,000 for a period approximating such Eurodollar Period, are offered by The Chase Manhattan Bank at approximately 11:00 a.m. London time on such LIBO Business Day (for value on the first day of such Eurodollar Period), divided by (B) (1) one, minus
  (2) the Eurodollar Reserve Requirements (expressed as a decimal) applicable during that Eurodollar Period.

          "Adjusted Invested Amount" shall mean, as of any date of determination, the greater of (i) (A) the Invested Amount on such date, minus (B) the amount on deposit in the Series 1997-1 Principal Collection Sub-subaccount on such date and (ii) $500,000.

          "Aged Receivables Denominator" shall mean, with respect to each Seller or Seller Group, as the case may be, the prior Settlement Period which is set forth opposite such Seller or such Seller Group (and, with respect to any Seller or Seller Group added after the Issuance Date, the "Aged Receivables Denominator" set forth on the Additional Seller Supplement for such Seller or such Seller Group):

          Seller                   Aged Receivables
Denominator

          Gai's Seller Group       3rd prior Settlement
Period
          H&M                      3rd prior Settlement
Period
          Metz Seller Group        3rd prior Settlement
Period
          Mother's                 4th prior Settlement
Period
          SFSB                     3rd prior Settlement
Period
          Stella Seller Group      3rd prior Settlement
Period
          TBP                      3rd prior Settlement
Period.

          "Aged Receivables Numerator" shall mean, with respect to each Seller or Seller Group, as the case may be, the number of days past due which is set forth opposite such Seller or such Seller Group (and, with respect to any Seller or Seller Group added after the Issuance Date, the "Aged Receivables Numerator" set forth on the Additional Seller Supplement for such Seller or such Seller Group):

          Seller                   Aged Receivables
Numerator

          Gai's Seller Group            61-90   days
          H&M                           61-90   days
          Metz Seller Group             61-90   days
          Mother's                      91-120  days
          SFSB                          61-90   days
          Stella Seller Group           61-90   days
          TBP                           61-90   days.

          "Aged Receivables Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which shall be the sum of (i) the aggregate unpaid balance of Receivables originated by each Seller or each Seller Group that were past due by the number of days in the related Aged Receivables Numerator with respect to such Seller or such Seller Group and (ii) the aggregate amount of Receivables of such Seller or Seller Group which were charged off as uncollectible prior to the day which is, in the case of all Sellers other than Mother's, 91 days after its original due date and, in the case of Mother's, 121 days after its original due date, in each case, during the Settlement Period, and the denominator of which shall be the aggregate Principal Amount of Receivables originated by such Seller or such Seller Group during the prior Settlement Period that is the related Aged Receivables Denominator with respect to such Seller or such Seller Group.

          "Aggregate Commitment Amount" shall mean, with respect to any date of determination, the aggregate amount of the Commitments of all VFC Certificateholders on such date.

          "Aggregate Dilution Reserve Ratio" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount equal to (i) the sum of the products, with respect to each Seller or each Seller Group, of the Dilution Reserve Ratio for such
  Seller or such Seller Group at the last day of the Settlement Period immediately preceding such earlier
  Settlement Date times the aggregate outstanding Principal
  Amount of Eligible Receivables of such Seller or such Seller Group at such last day divided by (ii) the aggregate outstanding Principal Amount of Eligible
  Receivables of all Sellers at such last day.

          "Aggregate Loss Reserve Ratio" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount equal to (i) the sum of the products, with respect to each Seller or each Seller Group, of the Loss Reserve Ratio for such Seller or such Seller Group at the last day of the Settlement Period immediately preceding such earlier Settlement Date times the aggregate outstanding Principal Amount of Eligible Receivables of such Seller or such Seller Group at such last day divided by (ii) the aggregate outstanding Principal Amount of Eligible Receivables of all Sellers at such last day.

          "Agreement" shall mean the Pooling Agreement, dated as of November 16, 1994, among the Company, the Master Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

          "Allocated Receivables Amount" shall mean, on any date of determination with respect to Series 1997-1, the lower of (i) the Target Receivables Amount on such day and
  (ii) the Aggregate Receivables Amount on such day times the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount on such day and the denominator of which is the Aggregate Adjusted Invested Amounts on such day. Notwithstanding the foregoing, in the event that with respect to any Settlement Period the Company has elected to exclude the Receivables owing by any one Obligor (including Affiliates of such Obligor) for purposes of calculating any of the Default Ratio, Delinquency Ratio or Loss-to-Liquidation Ratio with respect to such Settlement Period, all Receivables owing by such Obligor (including Affiliates of such Obligor) shall for the next succeeding Settlement Period be excluded from the Aggregate Receivables Amount.

          "Alternate Fees" shall have the meaning specified in subsection 2.7(e).

          "Amortization Period" shall mean the period following the Revolving Period and ending on the earlier to occur of (i) the date when the Invested Amount shall have been reduced to zero and all accrued interest on and fees in respect of the VFC Certificates shall have been paid and all amounts owing to the Enhancement Provider under the Insurance Agreement have been paid in full and
  (ii) the Series Termination Date.

          "Applicable Margin" shall mean with respect to any VFC Certificateholder other than the Issuer a percentage rate per annum as agreed in writing between such VFC Certificateholder and the Company, notice of which shall have been given to the Trustee.

          "Available Funds" shall mean, at any time, funds then available to the Company that are not required, pursuant to the terms of any of the Pooling and Servicing
  Agreements, to be applied to the payment of any amounts other than amounts specified as being payable solely out of Available Funds, howsoever such funds may be denominated in any such Pooling and Servicing Agreement.

          "Avoidance Event" shall have the meaning specified in subsection 3C.7(b)(iv).

          "Avoided Payment" shall have the meaning specified in subsection 3C.7(b)(iv).

          "Base Rate" means a fluctuating interest rate per annum equal to the higher of (i) the rate of interest published in the Wall Street Journal as the prime rate, or, in the event that no such rate is published, the rate of interest announced publicly by The Chase Manhattan Bank in New York, New York, as its prime or reference rate, whether or not such rate is the lowest rate offered by such institution to its corporate borrowers and (ii) 0.50% per annum above the Federal
  Funds Rate.

          "Business Day" shall mean any day that is both a Business Day under the Agreement and, if the term is used in connection with respect to notices, determinations, fundings and payments in connection with any Funding Period during which the Funding Period Rate is the Adjusted Eurodollar Rate or the Liquidity Rate determined in whole or in part by reference to the "Eurodollar Rate," as defined in the Liquidity Agreement, a LIBO Business Day.

          "Carrying Cost Reserve Ratio" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount (expressed as a percentage) equal to (i) the product of (A) the greatest of (1) 2.00 times Days Sales Outstanding as of such day,
  (2) 60 and (3) the weighted average length of all then outstanding Funding Periods and (B) the Discount Rate as of such day divided by (ii) 360.

          "Certificate Maximum" shall mean, as of any date of determination, an amount equal to the least of (i) the Aggregate Commitment Amount as of such date, (ii) the excess, if any, of $125,000,000 over the aggregate
  "Invested Amount" of the "Term Certificates" issued pursuant to the Series 1994-1 Supplement outstanding on such day and (iii) $44,000,000.

          "Certificate Purchase Agreement" shall mean any agreement or agreements pursuant to which a VFC
  Certificateholder has acquired one or more VFC
  Certificates and extended a Commitment to the Company, a copy of which shall have been delivered to and approved by the Enhancement Provider (such approval not be unreasonably withheld).

          "Change in Control" shall mean the occurrence of any of: (i) any Change in Control under the Term Loan Agreement (as such term is defined therein on the Issuance
  Date); (ii) except upon the exercise by the administrative agent under the Term Loan Agreement of any of its remedies in accordance with the terms of the SFC Pledge Agreement (as in effect on the Issuance Date), the Company shall at any time not be directly wholly-owned by Specialty Foods Corporation; or (iii) except as permitted pursuant to
  Section 9.15 of the Receivables Sale Agreement, any Seller shall at any time not be wholly-owned, either directly or indirectly, by Specialty Foods Corporation.

          "Commitment" shall mean, as to any VFC
  Certificateholder, its obligation to maintain and, subject to certain conditions, increase, its investment in the Invested Amount, in an aggregate amount not to exceed at any one time outstanding the aggregate maximum amount set forth in a Certificate Purchase Agreement as such VFC Certificateholder's "Commitment," as such amount may be reduced from time to time as provided in such Certificate Purchase Agreement.

          "Commitment Certification" shall have the meaning specified in Section 2.6.

          "Control Party" shall mean, with respect to any event, (i) the Enhancement Provider, or (ii) if a Surety Default has occurred and is continuing, then "Control Party" shall mean the holders of VFC Certificates representing Fractional Undivided Interests aggregating more than 50% of the Invested Amount adversely affected by such event (or the Trustee acting on behalf of such holders).

          "CP Disruption" means the inability of the Issuer, at any time, whether as a result of a prohibition or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting Issuer CP, as defined below) in the United States commercial paper market.

          "Cure Period Trigger Date" shall mean, with respect to any of the representations, warranties and covenants of the Company, any Servicing Party or any Seller, as the case may be, that are contained in the subsection of the applicable Transaction Document which is cross referenced in Schedule 2 under the heading of "Applicable Section", the breach or violation of which would result (i) in the case of a breach or violation by the Company, in a Potential Early Amortization or a purchase obligation of the Company pursuant to Section 2.5 or 2.6 of the Agreement, (ii) in the case of any Servicing Party, a Potential Servicer Default or (iii) in the case of any Seller, a Potential Purchase Termination Event (as defined in the Receivables Sale Agreement), the date occurring the number of days specified for the applicable subsection in Schedule 2 under the heading "Cure Period Trigger Date" following the occurrence of such breach or violation (or if the number of days so specified is zero, the date of such breach or violation). The foregoing provisions shall apply to such breaches and violations notwithstanding any other grace period or cure provisions stated to apply thereto under the applicable Transaction Documents. The Company shall, and the Control Party may, give prompt written notice of each occurrence of a Cure Period Trigger Date to the Trustee (and the Enhancement Provider if given by the Control Party).

          "Daily Interest Deposit" shall mean, for any Business Day, an amount equal to the sum of (i) the aggregate accrued but unpaid Funding Period Interest on the VFC Certificates for all outstanding Funding Periods to the extent not previously deposited to the Series 1997-1 Non-Principal Collection Sub-subaccount; provided, however, that if such Business Day is the first, second or third Business Day preceding the Funding Period Settlement Date for any Funding Period the accrued Funding Period Interest for such Funding Period shall be deemed to be the full amount of Funding Period Interest scheduled (or in the case of the Unallocated Balance, expected in good faith by the Master Servicer) to be due and payable on such Funding Period Settlement Date, plus (ii) the aggregate amount of all previously accrued and unpaid Daily Interest Deposits, plus (iii) the aggregate amount of all accrued and unpaid Additional Interest accrued since the previous Business Day.

          "Daily Report" shall mean a report prepared by the Master Servicer on each Business Day for the period specified therein, in substantially the form of Exhibit D.

          "Days Sales Outstanding" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, the number of days equal to the product of (i) 91 and (ii) the amount obtained by dividing (A) the difference between (1) the aggregate Principal Amount of Receivables and (2) the aggregate bad debt reserve of the Sellers, in each case as at the last day of the Settlement Period immediately preceding such earlier Settlement Date, by (B) aggregate net sales of the Sellers for the three Settlement Periods immediately preceding such earlier Settlement Date.

          "Decrease" shall have the meaning specified in subsection 2.5(a).

          "Dealer Fees" shall mean commercial paper dealer fees and commissions incurred by the Issuer in connection with the issuance of Issuer CP.

          "Default Ratio" shall mean, as of the last
  Business Day of any Settlement Period and continuing to, but excluding, the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to (i) the aggregate outstanding Principal Amount of all Defaulted Receivables on the last day of such earlier Settlement Period over (ii) the aggregate outstanding Principal Amount of all Receivables on such last day; provided, however, to the extent that 2% or more of the Default Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (such election to be made separately in respect of each Settlement Period), the Default Ratio shall be recalculated to exclude all Receivables of any one such Obligor (including Affiliates of such Obligor) that would otherwise have been included in such calculation.

          "Delinquency Ratio" shall mean, as of the last Business Day of any Settlement Period and continuing to, but excluding, the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to (i) the aggregate outstanding Principal Amount of all Delinquent Receivables on the last day of such earlier Settlement Period over (ii) the aggregate outstanding Principal Amount of all Receivables on such last day; provided, however, to the extent that 2% or more of the Delinquency Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (such election to be made separately in respect of each Settlement Period), the Delinquency Ratio shall be recalculated to exclude all Receivables of any one such Obligor (including Affiliates of such Obligor) that would otherwise have been included in such calculation.

          "Dilution Horizon Factor" with respect to each Seller or each Seller Group, as the case may be, shall mean, the factor set forth opposite such Seller or such Seller Group (and, with respect to any Seller or Seller Group added after the Issuance Date, the "Dilution Horizon Factor" set forth on the Additional Seller Supplement for such Seller or such Seller Group):

          Seller                   Dilution Horizon Factor

          Gai's Seller Group                  .1
          H&M                                one
          Metz Seller Group                   .1
          Mother's                           1.5
          SFSB                                .1
          Stella Seller Group                1.5
          TBP                                 .5;

  provided that (i) in the case of H&M, the Dilution Horizon Factor in respect of all Receivables for which Foodmaker, Inc. is the Obligor shall be 0.25, (ii) in the case of Gai's Seller Group, Metz Seller Group, SFSB and TBP, the Dilution Horizon Factor in respect of Dilution Adjustments for Receivables originated by such Seller or such Seller Group, as the case may be, which are made for reasons other than sales shall be one and (iii) in the case of Mother's, the Dilution Horizon Factor in respect of Dilution Adjustments for Receivables originated by Mother's with payment terms of 2% 10 or Net 30 days shall be one.

          "Dilution Ratio" with respect to each Seller or each Seller Group, shall mean, as of the last day of each Settlement Period, an amount (expressed as a percentage) equal to the aggregate amount of Dilution Adjustments in respect of such Seller or such Seller Group made during such Settlement Period divided by the aggregate Principal Amount of Receivables which were originated by such Seller or such Seller Group during such Settlement Period.

          "Dilution Reserve Ratio" with respect to each Seller or each Seller Group, shall mean, as of any Settlement Date and continuing to, but excluding, the next
  Settlement Date, an amount (expressed as a percentage) which is calculated as follows:

          DRR = [(c * d) + [(e-d) * (e/d)]] * f

  Where:

               DRR = Dilution Reserve Ratio;

                    c =  the Ratings Multiple;

                    d =  the average of the Dilution Ratio
               with respect to such Seller or such Seller
               Group during the period of twelve consecutive Settlement Periods ending prior to such Settlement Date;

                    e =  the highest Dilution Ratio with
               respect to such Seller or such Seller Group for any Settlement Period during the period of twelve consecutive Settlement Periods ending prior to such Settlement Date; and

                    f =  the quotient of (i) the product of
               (A) the aggregate Principal Amount of
               Receivables which were originated by such Seller or such Seller Group during the preceding Settlement Period and (B) the Dilution Horizon Factor with respect to such Seller or such Seller Group and (ii) the difference between (A) the aggregate outstanding Principal Amount of all Receivables and (B) the aggregate outstanding Principal Amount of all Delinquent Receivables and Defaulted Receivables, in each case, originated by such Seller or such Seller Group as of the last day of the Settlement Period preceding such earlier Settlement Date;

  provided that, in the case of any Seller or Seller Group for which two separate Dilution Horizon Factors are designated in respect of such Seller or Seller Group, the Dilution Reserve Ratio shall be calculated as set forth above, except that two separate ratios shall be calculated (each based upon the applicable Dilution Horizon Factor, and the Receivables related to such Dilution Horizon Factor, for such Seller or Seller Group) and the actual Dilution Reserve Ratio for such Seller or Seller Group will be equal to the sum of the two ratios so calculated.

          "Discount Rate" shall mean, as of any date of determination, the sum of (i) the product of (A) the weighted average of the Funding Period Rates in effect with respect to the outstanding VFC Certificates as of the end of the Settlement Period immediately preceding the most recent Settlement Date and (B) 1.25 and (ii) an amount equal to (A) the sum of (1) the aggregate amount of Issuer Usage Fees, Liquidity Usage Fees, Liquidity Non-Usage Fees, Issuer Administrative Fees, Alternate Fees and Surety Bond Fees accrued with respect to the outstanding VFC Certificates during the Settlement Period immediately preceding the most recent Settlement Date and (2) the Monthly Allocable Trustee's Fees for the Settlement Period immediately preceding the most recent Settlement Date, divided by (B) the average daily Adjusted Invested Amount during such Settlement Period.

          "Distribution Date" shall mean each Settlement
  Date and each Funding Period Settlement Date.

          "Early Amortization Event" shall have the meaning specified in Section 5.1 of this Supplement and Section
  7.1 of the Agreement.

          "Enhancement Provider" shall mean, with respect to Series 1997-1, Capital Markets Assurance Corporation, a
  New York stock insurance company, or any successor thereto.

          "ERISA Entity" shall mean either an "employee benefit plan" as defined in Section 3(3) of the Employee
  Retirement Income Security Act of 1974, as amended,
  (whether or not subject to the Employment Retirement
  Income Security Act of 1974, as amended), a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, an entity deemed to hold plan assets of any such employee benefit plan or plans, or an entity otherwise using the assets of any such employee benefit plan or plans to acquire VFC Certificates.

          "Eurodollar Period" shall mean with respect to any Eurodollar Tranche:

               (i)  initially, the period commencing on the
          Business Day that any portion of the Unallocated Balance is allocated to a Funding Period pursuant to subsection 3C.4(c), thereby giving rise to such Eurodollar Tranche and ending one, two or three months thereafter, as selected by the Master Servicer pursuant to subsection 3C.4(c); and

              (ii)  thereafter, each period commencing on
          the last day of the next preceding Eurodollar
          Period applicable to such Eurodollar Tranche and ending one, two or three months thereafter;

  provided, however, that all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

               (A) if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month in which event such Eurodollar Period shall end on the immediately preceding Business Day; and

               (B) any Eurodollar Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of a calendar month.

          "Eurodollar Tranche" shall mean a portion of the Invested Amount allocable to VFC Certificates held by a Person other than the Issuer for which Funding Period
  Interest is calculated by reference to an Adjusted
  Eurodollar Rate for a particular Eurodollar Period.

          "Eurodollar Reserve Requirements" shall mean for any Eurodollar Period, the daily average (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1% per annum) of the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on each day during such Eurodollar Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Face Amount" shall mean in relation to any Issuer CP (i) if issued on a discount basis, the face amount stated therein and (ii) if issued on an interest-bearing basis, the principal amount stated therein plus the amount of all interest stated to accrue thereon to its stated maturity date.

          "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of
  New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Master Servicer from three Federal funds brokers of recognized standing selected by it.

          "Final Order" shall have the meaning specified in subsection 3C.7(b)(iv).

          "Funding Period" shall mean (i) with reference to any portion of the Invested Amount allocable to VFC Certificates held by the Issuer, (A) in the case of any Funding Period with respect to which the Issuer has funded its investment in the VFC Certificates for such Funding Period by issuing Issuer CP, (1) initially, a period of 1 to 90 days, commencing on a Business Day and otherwise determined in accordance with the requirements of subsection 3C.4(b), commencing on the Issuance Date, and
  (2) thereafter, a period of 1 to 90 days, determined in accordance with the requirements of subsection 3C.4(b), commencing on the last day of the immediately preceding Funding Period for such portion of the Invested Amount, and (B) in the case of any Funding Period with respect to which the Issuer has funded its investment in the VFC Certificates for such Funding Period with proceeds of loans under the Liquidity Agreement, the applicable Liquidity Interest Period, determined in accordance with the requirements of subsection 3C.4(b); provided, however, that the Funding Period applicable to the amount of any Increase allocated to the Issuer subsequent to the Issuance Date shall be a period of 1 to 90 days or a Liquidity Interest Period, as applicable, determined in accordance with the requirements of subsection 3C.4(b), commencing on the applicable Increase Date and (ii) with reference to any portion of the Invested Amount allocable to VFC Certificates held by any Person other than the Issuer, a Eurodollar Period (to the extent such portion of the Invested Amount is allocated to a Eurodollar Tranche), an Accrual Period (to the extent such portion of the Invested Amount constitutes a portion of the Unallocated Balance) and such other period as may be agreed between the Company, the Master Servicer and such other Person (to the extent such portion of the Invested Amount bears interest at a rate agreed among such parties) with notice thereof provided to the Trustee.
          "Funding Period Determination Date" shall mean with respect to any Funding Period Settlement Date, the Business Day immediately preceding such Funding Period Settlement Date.

          "Funding Period Interest" shall mean (i) with respect to that portion of the Invested Amount of the VFC Certificates allocated to a Funding Period as provided in
  Section 3C.4, the aggregate interest accrued at the Funding Period Rate for such Funding Period on such allocated portion of the Invested Amount of the VFC Certificates, calculated on the basis specified in subsection 2.7(g) and (ii) as of any Funding Period Settlement Date with respect to the Unallocated Balance outstanding from time to time, the aggregate interest accrued thereon at the Base Rate in effect from time to time from and including the preceding Funding Period Settlement Date with respect to the Unallocated Balance to but excluding the current Funding Period Settlement Date with respect to the Unallocated Balance, calculated on the basis specified in subsection 2.7(g).

          "Funding Period Rate" shall mean, for any Funding
  Period and that portion of the Invested Amount allocated to that Funding Period:

               (i) to the extent that the VFC Certificates evidencing such Invested Amount are held by the Issuer, (A) the rate equivalent to the rate (or if more than one rate, the weighted average of the rates), adjusted to include all applicable Dealer Fees, at which commercial paper notes of the Issuer having a term equal to such Funding Period and issued to fund the Issuer's investment in such VFC Certificates, were sold by any placement agent or commercial paper dealer selected by the Issuer, as agreed between each such agent or dealer and the Issuer and notified by the Issuer to the Master Servicer; provided, however, if the rate (or rates) as agreed between any such agent or dealer and the Issuer with regard to any Funding Period is a discount rate (or rates), the "Funding Period Rate" for such Funding Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate (or rates) per annum; or
          (B) to the extent that the Issuer does not fund such portion of its investment in such VFC Certificates for such Funding Period by issuing Issuer CP, a rate equal to (1) the applicable Liquidity Rate or (2) such other rate as the Issuer and the Company shall agree to in writing; or

              (ii) to the extent that the VFC Certificates evidencing such Invested Amount are held by a Person other than the Issuer, either (A) (1) the Base Rate in effect from time to time during such Funding Period or (2) the sum of (x) the Adjusted Eurodollar Rate for such Funding Period and (y) the Applicable Margin, as the Company shall select in accordance with the provisions of subsection 3C.4(a) or (B) such other rate as such Person and the Company shall agree to in writing.

          "Funding Period Settlement Date" shall mean (i) with respect to any Funding Period, the last day of such Funding Period and (ii) with respect to the Unallocated
  Balance outstanding from time to time during any Accrual
  Period, the Settlement Date immediately following the end of such Accrual Period.

          "Funding Period Settlement Statement" shall have the meaning specified in Section 4C.2.

          "Gai's Seller Group" shall mean the collective reference to each of the following Sellers: Gai's and Langendorf.

          "Increase" shall have the meaning specified in subsection 2.4(a).

          "Increase Amount" shall have the meaning specified in subsection 2.4(a).

          "Increase Date" shall have the meaning specified in subsection 2.4(a).

          "Initial Invested Amount" shall mean
  $3,500,380.32.

          "Initial Subordinated Certificate Amount" shall mean the Subordinated Certificate Amount on the Issuance
  Date.

          "Insurance Agreement" shall mean the Insurance and Reimbursement Agreement dated as of the date hereof among the Enhancement Provider, the Company, the Master Servicer and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

          "Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Initial Invested Amount, plus the amount of all Increases effected pursuant to Section 2.4 made on or prior to such day, minus the amount of all distributions to the VFC Certificateholders in reduction of the Invested Amount pursuant to Section 2.5 or Section 3C.6 on or prior to such day.

          "Invested Percentage" shall mean, with respect to any Business Day (i) during the Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Allocated Receivables Amount as of the end of the preceding Business Day and the denominator of which is the Aggregate Receivables Amount as of the end of the preceding Business Day and (ii) during the Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Allocated Receivables Amount as of the end of the last Business Day of the Revolving Period and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Series of Investor Certificates outstanding on the Business Day for which such percentage is determined.

          "Issuance Date" shall mean January 31, 1997.

          "Issuer" shall mean Triple-A One Funding
  Corporation, a Delaware corporation.

          "Issuer Administrative Fees" shall have the meaning specified in subsection 2.7(f).

          "Issuer Administrative Fee Rate" shall mean 0.05% per annum.

          "Issuer CP" shall mean commercial paper notes of the Issuer issued to fund the Issuer's investment in the VFC Certificates.

          "Issuer Usage Fees" shall have the meaning specified in subsection 2.7(b).

          "Issuer Usage Fee Rate" shall mean 0.16% per annum.

          "LIBO Business Day" shall mean a day, other than a Saturday or Sunday, on which banks are not required or authorized to close in New York or London and on which dealings are carried on in the London interbank market.

          "Liquidity Agent" shall mean at any time, the financial institution then serving as the "Liquidity
  Agent" under and as defined in the Liquidity Agreement.

          "Liquidity Agreement" shall mean that certain
  Liquidity Agreement dated as of January 31, 1997, among the Issuer, the financial institutions party thereto from time to time as "Liquidity Banks", Kredietbank N.V., as agent for the Liquidity Banks, as amended, restated or otherwise modified from time to time.
          "Liquidity Bank" shall have the meaning specified in the Liquidity Agreement.

          "Liquidity Commitment" shall have the meaning with reference to any Liquidity Bank specified in the Liquidity Agreement; provided, however, that the aggregate Liquidity Commitments at any time shall not exceed the Issuer's Commitment at such time.

          "Liquidity Interest Period" shall have the meaning specified in the Liquidity Agreement.

          "Liquidity Nonrenewal Date" shall mean the date on which the aggregate Liquidity Commitments under the Liquidity Agreement are less than the Issuer's Commitment.

          "Liquidity Non-Usage Fee Rate" shall have the meaning specified in the Liquidity Agreement.

          "Liquidity Non-Usage Fees" shall have the meaning specified in subsection 2.7(d).

          "Liquidity Rate" shall mean with respect to any loan (or loans) made to the Issuer under the Liquidity Agreement to fund its investment in any portion of the Invested Amount of the VFC Certificates held by it for any Funding Period, the rate equivalent to the rate per annum (or if more than one rate, the weighted average of the rates per annum) at which interest accrues under the Liquidity Agreement on the principal balance of such loans.

          "Liquidity Rate Disruption Event" shall mean either (i) receipt by the Issuer of notice from the Liquidity Agent that the introduction of, or any change in, or in the interpretation of, any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Liquidity Bank or its applicable lending office to perform its obligations under the Liquidity Agreement to make "Eurodollar Rate Advances" or to fund or maintain "Eurodollar Rate Advances" under and as defined in the Liquidity Agreement or (ii) a determination by the Issuer that as a result of any Decrease or otherwise, the aggregate Invested Amount allocated to VFC Certificates held by the Issuer and to a Funding Period with respect to which the Funding Period Rate is a Liquidity Rate determined in whole or in part by reference to the "Eurodollar Rate," as defined in the Liquidity Agreement, less than $1,000,000.

          "Liquidity Usage Fees" shall have the meaning specified in subsection 2.7(e).

          "Liquidity Usage Fee Rate" shall have the meaning specified in the Liquidity Agreement.

          "Loss Horizon Period" with respect to each Seller or each Seller Group, as the case may be, shall mean the number of Settlement Periods set forth opposite such Seller or such Seller Group (and, with respect to any Seller or Seller Group added after the Issuance Date, the "Loss Horizon Period" set forth on the Additional Seller
  Supplement for such Seller or such Seller Group):

          Seller                   Loss Horizon Period

          Gai's Seller Group       3 Settlement Periods
          H&M                      3 Settlement Periods
          Metz Seller Group        3 Settlement Periods
          Mother's                 4 Settlement Periods
          SFSB                     3 Settlement Periods
          Stella Seller Group      3 Settlement Periods
          TBP                      3 Settlement Periods.

          "Loss Reserve Ratio" with respect to each Seller or each Seller Group, as the case may be, shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount (expressed as a percentage) which is calculated as follows:

          LRR =  [(a * b)/c] * d

  where:

          LRR = Loss Reserve Ratio;

                    a =  the sum of the aggregate Principal
               Amount of Receivables originated by such Seller or such Seller Group during the most recent Loss Horizon Period with respect to such Seller or such Seller Group preceding such date;

                    b =  the greater of (i) the highest
               three-month rolling average of the Aged
               Receivables Ratio with respect to such Seller or such Seller Group that occurred during the period of twelve consecutive Settlement Periods preceding such earlier Settlement Date and (ii) the Aged Receivables Ratio with respect to such Seller or such Seller Group as of the last day of the Settlement Period preceding such earlier Settlement Date;

                    c =  the difference between (i) the
               aggregate outstanding Principal Amount of all Receivables and (ii) the aggregate outstanding Principal Amount of all Delinquent Receivables and Defaulted Receivables, in each case, originated by such Seller or such Seller Group as of the last day of the Settlement Period preceding such earlier Settlement Date; and

                    d =  the Ratings Multiple;

  provided that if the sum of the Loss Reserve Ratio with respect to a Seller or Seller Group plus the Dilution
  Reserve Ratio with respect to such Seller or Seller Group shall exceed 100%, the Loss Reserve Ratio with respect to such Seller or Seller Group shall be the percentage which is equal to 100% minus the Dilution Reserve Ratio with respect to such Seller or Seller Group.

          "Loss-to-Liquidation Ratio" shall mean, as of the last Business Day of any Settlement Period and continuing to, but excluding, the last day of the next Settlement Period, a ratio (expressed as a percentage) equal to (i) the difference, if any, between (A) the sum of (1) the aggregate reduction in the outstanding Principal Amount of all Receivables as a result of Charge-Offs and (2) the aggregate Principal Amount of Receivables (other than Charge-Offs) that became more than 90 days past due, in each case, during the immediately preceding twelve Settlement Periods and (B) the aggregate amount of Recoveries during such twelve Settlement Periods over (ii) the aggregate amount of Collections during such twelve Settlement Periods; provided, however, to the extent that 2% or more of the Loss-to-Liquidation Ratio at the end of any Settlement Period is attributable to Receivables owing by any Obligor (including Affiliates of such Obligor), then, upon the election of the Company (which election shall be made separately in respect of each Settlement Period), the Loss-to-Liquidation Ratio shall be recalculated for such Settlement Period to exclude all Receivables of any one such Obligor (including any Affiliates of such Obligor) that would otherwise have been included in such calculation.

          "Metz Seller Group" shall mean the collective reference to each of the following Sellers: Metz and Metz
  Delaware.

          "Monthly Allocable Trustee's Fees" shall mean in respect of any Settlement Period, the product of (i) one-twelfth of the annual fees to be paid to the Trustee by the Master Servicer pursuant to the first sentence of
  Section 8.5 of the Agreement during the fiscal year in which such Settlement Period falls and (ii) the daily average Invested Percentage (expressed as a decimal) during such Settlement Period.
          "Net Worth" shall mean, at a particular date with respect to the Company, all amounts which would, in conformity with GAAP, be included under shareholder's equity on a balance sheet of the Company.

          "Participant" shall have the meaning specified in subsection 8.7(b)

          "Past Due Interest" shall mean with reference to any Funding Period Settlement Date, any portion of the Funding Period Interest originally due on a previous Funding Period Settlement Date that remains outstanding on the current Funding Period Settlement Date.

          "Principal/Interest Surety Bond" shall mean the surety bond issued by the Enhancement Provider in favor of the Trustee pursuant to the Insurance Agreement.

          "Program Costs" shall mean, for any Business Day, the sum of (i) all expenses, indemnities and other amounts then due and payable to the VFC Certificateholders under the Agreement, this Supplement or any Certificate Purchase Agreement (excluding, however, the principal of and interest on the VFC Certificates, Issuer Usage Fees, Liquidity Usage Fees, Liquidity Non-Usage Fees, Issuer Administrative Fees, Alternate Fees and Surety Bond Fees) and (ii) the product of (A) all unpaid fees and expenses then due and payable to the Trustee or counsel to, and independent auditors of, the Company (other than any Monthly Allocable Trustee's Fees and fees and expenses payable on or in connection with the closing of the issuance of the VFC Certificates) and any corporate income or franchise taxes then due and payable by the Company, and (B) the Invested Percentage (expressed as a decimal) on such Business Day.

          "Rating Agency" shall mean the collective reference to S&P and Moody's.

          "Ratings Multiple" shall mean 2.00.

          "Record Date" shall mean, with respect to any Settlement Date, the last Business Day of the immediately preceding Settlement Period.

          "Required Reserves" shall mean, as of any date of determination, an amount equal to the sum of (i) the product of (A) the Adjusted Invested Amount on such day and (B) the sum of (1) the Aggregate Loss Reserve Ratio,
  (2) the Aggregate Dilution Reserve Ratio and (3) the
  Carrying Cost Reserve Ratio, (ii) the product of (A) the face amount of the Receivables in the Trust on such day,
  (B) the Adjusted Invested Amount divided by the Aggregate
  Adjusted Invested Amount and (C) the Servicing Reserve
  Ratio, (iii) the amount of any Accrued Expense Amount in respect of which sufficient Aggregate Daily Collections have not been transferred to the Series 1997-1 Non-
  Principal Collection Sub-account and (iv) the aggregate amount of accrued but unpaid Monthly Allocable Trustee's
  Fees.

          "Required Reserves Ratio" shall mean, as of any date of determination, the quotient of (i) Required
  Reserves on such day and (ii) the Adjusted Invested Amount on such day.

          "Required Subordinated Percentage" shall mean, as of any date of determination, the greater of (i) 15% and
  (ii) the Required Reserves Ratio as of such day; provided, however, that, during any period during which the Revolving Credit Lenders (or the administrative agent under the Revolving Credit Agreement on their behalf) have given notice to the Revolving Credit Borrowers that the Revolving Credit Lenders are refusing to lend to such Borrowers under the Revolving Credit Agreement, then the Enhancement Provider may, in its sole discretion, require the Required Subordinated Percentage to equal the sum of
  (A) the Required Subordinated Percentage computed as described above and (B) 8%.

          "Reuters Screen LIBO Page" shall mean the display designated as page "LIBO" on the Reuters Monitor Money
  Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Revolving Period" shall mean the period commencing on the Issuance Date and terminating on the earliest to occur of (i) the close of business on the date on which an Early Amortization Event occurs, (ii) the date on which the Commitments of all VFC Certificateholders shall have terminated, (iii) the Scheduled Termination Date and (iv) if the Issuer is the sole VFC Certificateholder, the Liquidity Nonrenewal Date.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer assigned to the Global Trust Services Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

          "Scheduled Termination Date" shall mean the earlier of (a) November 20, 1999 and (b) the date on which the commitments of the Revolving Credit Lenders under the Revolving Credit Agreement shall have been terminated, unless, at or prior to such date, SFC replaces the Revolving Credit Agreement with a replacement agreement providing SFC with working capital which in the reasonable opinion of the Control Party would be sufficient to operate SFC's businesses at such date.

          "Seller Group" shall mean any of Gai's Seller Group Metz Seller Group or Stella Seller Group, as the context requires, provided that the Company may, with the consent of the Control Party, from time to time add one or more new Seller Groups, or change the Sellers in any existing Seller Group, so long as, concurrently with such addition or change, the Company provides new or changed definitions for the Aged Receivables Denominator, the Aged Receivables Numerator, the Dilution Horizon Factor and the Loss Horizon Period with respect to such added or changed Seller Groups (and such definitions will be deemed to be automatically amended to the extent of such additions or changes).

          "Series Accounts" shall have the meaning specified in subsection 3C.2(a).

          "Series 1994-1 Supplement" shall mean the Series
  1994-1 Supplement, dated as of November 16, 1994, among the Company, the Master Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

          "Series 1997-1" shall mean the Series 1997-1, the Principal Terms of which are set forth in this Supplement.

          "Series 1997-1 Accrued Interest Sub-subaccount" shall have the meaning specified in subsection 3C.2(a).

          "Series 1997-1 Amortization Principal Payment" shall have the meaning specified in Section 3C.5.

          "Series 1997-1 Certificateholders' Interest" shall have the meaning specified in subsection 2.2(a).

          "Series 1997-1 Collection Subaccount" shall have the meaning specified in subsection 3C.2(a).

          "Series 1997-1 Monthly Servicing Fee" shall have the meaning specified in Section 6.1.

          "Series 1997-1 Non-Principal Collection Sub-subaccount" shall have the meaning specified in subsection 3C.2(a).

          "Series 1997-1 Principal Collection Sub-subaccount" shall have the meaning specified in subsection 3C.2(a).

          "Series Termination Date" shall mean one Business
  Day after the second Settlement Date following the Surety
  Draw Date, provided that, so long as no Surety Default shall have occurred and is outstanding on such date, the Series Termination Date shall be any Business Day occurring after such Settlement Date and prior to the Trust Termination Date, as selected by the Enhancement
  Provider upon ten days' prior written notice to the Trustee.

          "Servicing Reserve Ratio" shall mean, as of any Settlement Date and continuing to, but excluding, the next Settlement Date, an amount (expressed as a percentage) equal to (a) the product of (i) 1.00% and (ii) the greater of (A) 2.00 times Days Sales Outstanding as of such day and (B) 60 divided by (b) 360.

          "Stella Seller Group" shall mean the collective reference to each of the following Sellers: Stella and Stella East.

          "Subordinated Certificate" shall mean the
  Subordinated Company Certificate, Series 1997-1, executed by the Company and authenticated by the Trustee, substantially in the form of Exhibit B.

          "Subordinated Certificate Amount" shall mean, for any date of determination, an amount equal to the Allocated Receivables Amount on such date minus the Adjusted Invested Amount on such date.

          "Subordinated Certificate Increase Amount" shall have the meaning specified in subsection 2.4(a).

          "Subordinated Certificate Reduction Amount" shall have the meaning specified in subsection 2.5(d).

          "Subordinated Interest" shall have the meaning specified in subsection 2.2(b).

          "Surety Bond Fees" shall have the meaning specified in the Insurance Agreement.

          "Surety Default" shall mean any of the following events (notice of each of which (other than the event in clause (i) below) shall be promptly given by the Enhancement Provider to the Trustee, the Master Servicer and the Company):

               (i)  the Enhancement Provider fails to pay
          when, as and in the amounts required, any amount payable under the Principal/Interest Surety Bond and such failure continues unremedied for two Business Days;
              (ii)  default is made by the Enhancement
          Provider in the payment when due of any amount due under any other surety bond or financial guarantee insurance policy issued by the Enhancement Provider in support of any obligation rated by S&P, Moody's or any other nationally or internationally recognized rating agency and such default shall continue unremedied for ten calendar days; provided that, for the purposes of this clause (ii), default shall not include any failure to make payment under a surety bond or other financial guarantee insurance policy on the basis that all conditions to and defenses against payment have not been duly satisfied or waived and with respect to which the obligation to make payment is being contested in good faith by appropriate proceedings which shall not be limited to legal proceedings;

             (iii) (A) the Superintendent of Insurance of the State of New York (or any Person succeeding to the duties of such Superintendent) shall apply for an order (1) pursuant to Section 7402 of the New York Insurance Law (or any successor provisions thereto), directing him to rehabilitate the Enhancement Provider, (2) pursuant to Section 7404 of the New York Insurance Law (or any successor provision thereto), directing him to liquidate the business of the Enhancement Provider or (3) pursuant to Section 7416 of the New York Insurance Law (or any successor provision thereto), dissolving the corporate existence of the Enhancement Provider and such application shall not be dismissed or withdrawn during a period of 60 consecutive days or a court of competent jurisdiction enters an order granting the relief sought; (B) the above-referenced Superintendent of Insurance (or any successor) shall determine that the Enhancement Provider is insolvent within the meaning of Section 1309 of the New York Insurance Law; (C) the Enhancement Provider shall commence a voluntary case or other proceeding seeking rehabilitation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment or a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or (D) an involuntary case or other proceeding shall be commenced against the Enhancement Provider seeking rehabilitation, liquidation, reorganization or other relief with respect to it or its debts under a bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, such case or proceeding is not dismissed or otherwise terminated within a period of 60 consecutive days or a court of competent jurisdiction enters an order granting the relief sought in such case or proceeding; or

              (iv)  a court of competent jurisdiction shall
          have determined in a final order that the Principal/Interest Surety Bond is no longer in full force and effect.

          "Surety Draw Date" shall mean, the date which is 180 days after the expected end of the Amortization
  Period, but in any event no later than the date which is 270 days after the commencement of the Amortization
  Period. The "expected end of the Amortization Period" shall be the date, following the commencement of the Amortization Period, which is 1.5 times Days Sales
  Outstanding (as of such commencement date).

          "Surety Purchase Demand" shall have the meaning specified in subsection 3C.7(b)(iii).

          "Target Receivables Amount" shall mean, on any date of determination, the product of (i) a fraction (expressed as a decimal) the numerator of which is one and the denominator of which is one minus the Required Subordinated Percentage and (ii) the Adjusted Invested Amount on such day.

          "Transferee" shall have the meaning specified in subsection 8.7(d).

          "Trust Accounts" shall have the meaning specified in subsection 3C.2(a).

          "Unallocated Balance" shall have the meaning specified in subsection 3C.4(c).

          "VFC Certificate" shall mean a VFC Certificate,
  Series 1997-1, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

          "VFC Certificateholder" shall mean each holder of a VFC Certificate.

          "VFC Certificateholder Percentage" shall mean, as to any VFC Certificateholder and as of any date, the percentage equivalent of a fraction, the numerator of which is the aggregate Invested Amount allocated to all VFC Certificates held by such VFC Certificateholder as of such date and the denominator of which is the aggregate
  Invested Amount as of such date.

          "Waiver Percentage" shall mean 50%.

a) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 1997-1 and no other Series of Investor Certificates issued by the Trust.


                       II.   ARTICLE

       DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                   OF THE VFC CERTIFICATES

A. SECTION 2.1 Designation. The Certificates created and authorized pursuant to the Agreement and this Supplement shall be divided into two classes, which shall be designated respectively as (i) the "VFC Certificates, Series 1997-1" and (ii) the "Subordinated Company Certificate, Series 1997-1". The VFC Certificates shall be issued in the form of Definitive Certificates, to be delivered to the VFC Certificateholder(s) in accordance with
Section 2.3.

a)             SECTION 2.2   The Series 1997-1 Certificates.
The VFC Certificates shall represent fractional undivided interests in the Trust, consisting of the right to receive the Invested Percentage (expressed as a decimal) of (i) Collections received with respect to the Receivables and
(ii) all other funds on deposit in the Collection Account and in any subaccount thereof (the "Series 1997-1 Certificateholders' Interest").

a)               The Subordinated Certificate shall
represent a fractional undivided interest in the Trust, consisting of the right to receive Collections with respect to the Receivables allocated to the Series 1997-1
Certificateholders' Interest and not required to be distributed to or for the benefit of the VFC
Certificateholders (the "Subordinated Interest").  The
Exchangeable Company Certificate and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the Series 1997-1
Certificateholders' Interest or the Subordinated Interest.

c)                  The VFC Certificates and the
Subordinated Certificate shall be issued in registered form in substantially the forms of Exhibits A and B, respectively, and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 2.3 hereof and Section
5.2 of the Agreement.

A. SECTION 2.3 Delivery. On the Issuance Date, the Company shall sign on behalf of the Trust and shall direct in writing pursuant to Section 5.2 of the Agreement the Trustee to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate (i) the VFC Certificates in such names and such denominations and deliver such VFC Certificates to each VFC Certificateholder in accordance with such written directions and (ii) a Subordinated Certificate and deliver such Subordinated Certificate to the Company as holder thereof in accordance with such written directions. The VFC Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Trustee shall mark on its books the actual Invested Amount allocated among the VFC Certificateholders and Subordinated Certificate Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Invested Amount allocated among the VFC Certificateholders and Subordinated Certificate Amount from time to time.

a)             SECTION 2.4  Procedure for Increasing the
Invested Amount.    Subject to the terms and conditions of
subsection 2.4(b), on any Business Day during the Revolving Period, the Invested Amount may be increased (an "Increase") upon the request of the Master Servicer or the Company (each date on which an increase in the Invested Amount occurs hereunder being herein referred to as the "Increase Date" applicable to such Increase) up to an amount equal to the Certificate Maximum on such day; provided, that the Master Servicer or the Company, as the case may be, shall have given the Trustee and each VFC Certificateholder requested to participate in such Increase irrevocable written notice (effective upon receipt), substantially in the form of Exhibit F hereto, of such request no later than the applicable times specified in Section 3C.4 with respect to the Funding Period or Periods to apply to such Increase. Such notice shall state (w) the Increase Date, (x) the proposed amount of such Increase (the "Increase Amount"),
(y) the VFC Certificateholders designated to participate in such Increase and (z) the amount of such Increase to be allocated to each such participating VFC Certificateholder. Upon satisfaction of the conditions precedent set forth in subsection 2.4(b) of this Supplement, together with, in the case of any participating VFC Certificateholder, any additional conditions specified in the applicable Certificate Purchase Agreement, each participating VFC Certificateholder shall remit its share of the applicable Increase to the Trustee for deposit in the Series 1997-1 Collection Subaccount in immediately available funds by no later than 2:00 p.m., New York City time, on the applicable Increase Date, for remittance to the Company in accordance with the written payment instructions of the Company; it being understood, however, that the failure to satisfy any condition precedent applicable with respect to a particular participating VFC Certificateholder under the applicable Certificate Purchase Agreement, will not relieve any other participating VFC Certificateholder from its obligation to fund its share of any Increase on the applicable Increase Date. No VFC Certificateholder shall be obligated to fund any Increase, unless concurrently with any such Increase in the Invested Amount, the Subordinated Certificate Amount shall be increased by an amount (the "Subordinated Certificate Increase Amount") such that after giving effect to such increase, the sum of the Adjusted Invested Amount plus the Subordinated Certificate Amount equals the Target Receivables Amount.

b) No VFC Certificateholder shall be required to fund its portion of any Increase Amount on any Increase
Date hereunder unless:

(i)                 the related Increase Amount is equal to
  $1,000,000 or an integral multiple of $500,000 in excess thereof;

(ii) after giving effect to the Increase Amount, (A) the Invested Amount would not exceed the Certificate Maximum, (B) the portion of the aggregate Invested Amount allocated to the VFC Certificates of each VFC Certificateholder participating in such Increase would not exceed such VFC Certificateholder's Commitment, and (C) the Allocated Receivables Amount would equal or exceed the Target Receivables Amount on such Increase Date; and

(iii)                 no Early Amortization Event or Potential
  Early Amortization Event shall have occurred and be continuing or shall result from such Increase.

          By accepting any Increase Amount, the Company shall be deemed to have certified that as of such Increase
Date, (x) no Early Amortization Event or Potential Early
Amortization Event has occurred and is continuing and
(y) all of the representations and warranties of the Company, the Sellers and the Master Servicer set forth in the Agreement, this Supplement, the Receivables Sale
Agreement, the Insurance Agreement and each Certificate
Purchase Agreement are true and correct as though made on and as of such Increase Date.


a)             SECTION 2.5  Procedure for Decreasing the
Invested Amount.    On any Funding Period Settlement Date
during the Revolving Period, upon the written request of the Master Servicer or the Company, the Invested Amount may be reduced (a "Decrease") by the pro rata distribution to the applicable VFC Certificateholders in reduction of the Invested Amount allocated to such Funding Period of some or all of the funds on deposit in the Series 1997-1 Principal Collection Sub-subaccount on such day; provided that (i) the Master Servicer or the Company shall have given the Trustee, the Enhancement Provider and each applicable VFC Certificateholder irrevocable written notice (effective upon receipt) thereof, prior to 11:00 a.m., New York City time, on the Business Day preceding the date of such Decrease (unless the Funding Period Rate with respect to such Funding Period is determined by reference to the "Eurodollar Rate," as defined in the Liquidity Agreement, in which case such notice must be received prior to 11:00 a.m., New York City time, on the third Business Day preceding the date of such Decrease), which notice shall state the amount of such Decrease and how such amount is to be allocated among the VFC Certificateholders holding VFC Certificates the Invested Amount of which has been allocated to such Funding Period; and (ii) the amount of such Decrease shall not exceed either the aggregate Invested Amount allocated to such Funding Period or, with respect to any VFC Certificateholder, the aggregate portion of the Invested Amount allocated to VFC Certificates held by such VFC Certificateholder and to such Funding Period.

b) On any Business Day during the Revolving Period, upon the written request of the Master Servicer or the Company on behalf of the Trust, the Invested Amount may be reduced by the pro rata distribution to the VFC Certificateholders in accordance with their VFC Certificateholder Percentages of some or all of the funds on deposit in the Series 1997-1 Principal Collection Sub-subaccount on such day; provided, however, that (i) the Master Servicer or the Company shall have given the Trustee, the Enhancement Provider and each VFC Certificateholder irrevocable written notice (effective upon receipt), prior to 11:00 a.m., New York City time, on the Business Day preceding the date of such Decrease and which notice shall state the amount of such Decrease; (ii) the minimum amount of such Decrease shall be $100,000; (iii) no payment in reduction of the Invested Amount allocated to any VFC Certificate shall be made in connection with such Decrease unless, concurrently with such payment, the Master Servicer or the Company shall have paid to the VFC Certificateholders all amounts due and payable pursuant to Section 2.8, if any, and (iv) the Master Servicer shall have specified the amount by which the Invested Amount allocated to each VFC Certificate shall be reduced.

c) If on any day the Commitment of any VFC Certificateholder is reduced or terminated (other than in connection with the termination of the Revolving Period) and after giving effect to such reduction or termination, the aggregate portion of the Invested Amount allocated to the VFC Certificates held by such VFC Certificateholder exceeds the amount of such VFC Certificateholder's Commitment, then the Company shall, on the next Funding Period Settlement Date with respect to any portion of the Invested Amount allocated to the VFC Certificates held by such VFC Certificateholder, and on each such Funding Period Settlement Date thereafter until the aggregate portion of the Invested Amount allocated to the VFC Certificates held by such VFC Certificateholder is equal to or less than the amount of such VFC Certificateholder's Commitment, effect a mandatory Decrease of the Invested Amount by distribution to the applicable VFC Certificateholder of an amount equal to the least of (i) the portion of the Invested Amount allocated to the Funding Period then ending that is also allocated to the VFC Certificates held by such VFC Certificateholder, (ii) the excess of the aggregate portion of the Invested Amount allocated to the VFC Certificates held by such VFC Certificateholder over the amount of such VFC Certificateholder's Commitment and (iii) the funds on deposit in the Series 1997-1 Principal Collection Sub-subaccount on such day. The Company or the Master Servicer shall give the Trustee, the Enhancement Provider and the applicable VFC Certificateholder irrevocable written notice of such Decrease (effective upon receipt), prior to 11:00 a.m., New York City time, on the Business Day preceding the date of such Decrease, which notice shall state the amount of such Decrease.

d) Simultaneously with any such Decrease during the Revolving Period, the Subordinated Certificate Amount shall be reduced by an amount (the "Subordinated Certificate Reduction Amount") such that after giving effect to such Decrease, the Allocated Receivables Amount is not less than the Targeted Receivables Amount. During the Revolving Period, after the distribution described in subsection (a), (b) or (c) above, as applicable, has been made, and the Subordinated Certificate Amount shall have been reduced by the Subordinated Certificate Reduction Amount, a distribution may be made to the holder of the Subordinated Certificate out of remaining funds on deposit in the Series 1997-1 Principal Collection Sub-subaccount in an amount equal to the lesser of (x) the Subordinated Certificate Reduction Amount and (y) the amount of such remaining funds on deposit in the Series 1997-1 Principal Collection Sub-subaccount.

e) Any reduction in the Invested Amount on any Business Day (except for that portion of a reduction on a Funding Period Settlement Date in an amount not exceeding the portion of the Invested Amount allocated by the Trustee (based upon the instructions of the Master Servicer) to the applicable Funding Period) shall be allocated by each applicable VFC Certificateholder (with notice of such allocation to the Master Servicer and the Trustee) among outstanding Funding Periods so as to minimize amounts payable pursuant to Section 2.8, if any, so long as such allocation is not, in the reasonable judgment of such VFC Certificateholder, otherwise disadvantageous to such VFC Certificateholder.

A. SECTION 2.6 Commitment Certification. At such time as any VFC Certificateholder shall extend, increase, terminate or reduce its Commitment, whether pursuant to any applicable Certificate Purchase Agreement or any assignment thereunder, such VFC Certificateholder and the Company shall certify to the Trustee the amount of such VFC Certificateholder's Commitment by delivery to the Trustee of a certificate in substantially the form of Exhibit G hereto
(a "Commitment Certification"); provided, however, that in the case of any voluntary reduction or termination by the Company of any Commitment consistent with the terms of the applicable Certificate Purchase Agreement, such Commitment Certification need only be signed by the Company. The
Trustee shall be entitled to rely on such Commitment Certification for all purposes hereunder until such time as it shall have received from the Company and the applicable
VFC Certificateholder a revised Commitment Certification.
The Trustee shall maintain at its address referred to in
Section 8.6 a copy of each Commitment Certification delivered to it.

a)             SECTION 2.7  Interest; Certain Fees.    Interest
shall be payable on the VFC Certificates on each Funding
Period Settlement Date pursuant to subsection 3C.6(a).

b) So long as the Issuer is a VFC Certificateholder, a facility usage fee with respect to each Accrual Period or portion thereof (the "Issuer Usage Fees") shall be payable in arrears on the related Settlement Date for the sole account of the Issuer pursuant to subsection 3C.6(b). The Issuer Usage Fees payable on each Settlement Date shall be calculated by the Issuer (and notified by the Issuer to the Master Servicer on or before the corresponding Determination Date) and shall equal the product of (i) the Issuer Usage Fee Rate, (ii) the average daily sum of (A) the Face Amount of Issuer CP during the preceding Accrual Period and (B) the average daily principal balance of loans outstanding under the Liquidity Agreement and (iii) the actual number of days in such Accrual Period divided by 360.

c) So long as the Issuer is a VFC Certificateholder, a liquidity usage fee with respect to each Accrual Period or portion thereof (the "Liquidity Usage Fees") shall be payable in arrears on the related Settlement Date for the sole account of the Issuer pursuant to subsection 3C.6(b). The Liquidity Usage Fees payable on each Settlement Date shall be calculated by the Issuer (and notified by the Issuer to the Master Servicer on or before the corresponding Determination Date) and shall be equal to the product of (i) the Liquidity Usage Fee Rate, (ii) the average daily Face Amount of Issuer CP during the preceding Accrual Period and (iii) the actual number of days in such Accrual Period divided by 360.

d) So long as the Issuer is a VFC Certificateholder, a liquidity non-usage fee with respect to each Accrual Period or portion thereof (the "Liquidity Non-Usage Fees") shall be payable in arrears on the related Settlement Date for the sole account of Issuer pursuant to subsection 3C.6(b). The Liquidity Non-Usage Fees payable on each Settlement Date shall be calculated by the Issuer (and notified by the Issuer to the Master Servicer on or before the corresponding Determination Date) and shall be equal to the product of (i) the Liquidity Non-Usage Fee Rate and
(ii) the average daily excess during such Accrual Period of
(A) the aggregate undrawn Liquidity Commitments over (B) the Face Amount of Issuer CP and (iii) the actual number of days in such Accrual Period divided by 360.

e)                  With respect to each VFC
Certificateholder other than the Issuer, such fees as shall be specified in the applicable Certificate Purchase Agreement ("Alternate Fees") shall be payable as specified in such Receivables Purchase Agreement and notified to the Trustee and the Enhancement Provider. The Alternate Fees payable hereunder shall be calculated by the Master Servicer and reported to the Trustee and the Enhancement Provider.

f) So long as the Issuer is a VFC Certificateholder, an administrative fee with respect to each Accrual Period or portion thereof (the "Issuer Administrative Fees") shall be payable in arrears on the related Settlement Date for the sole account of the Issuer pursuant to subsection 3C.6(b). The Issuer Administrative Fees payable on each Settlement Date shall be calculated by the Master Servicer and shall be equal to the product of (i) the Issuer Administrative Fee Rate, (ii) the average daily Commitment of the Issuer, whether used or unused, during such Accrual Period and (iii) the actual number of days in such Accrual Period divided by 360.

g) To the extent the Trustee determines (based on the information set forth in the applicable report prepared by the Master Servicer) that funds on deposit in the Series 1997-1 Non-Principal Collection Sub-subaccount at any Settlement Date are insufficient to pay any of the fees described in the foregoing subsections (b), (c), (d), (e) and (f), the Trustee shall so notify the Company and the Company shall immediately pay the Trustee the amount of any such deficiency; provided, however, that any such deficiency shall be payable solely out of Available Funds, shall be non-recourse other than with respect to Available Funds, and shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment.

h) Calculations of interest (at per annum rates other than the Base Rate) and fees under this Supplement shall be made on the basis of actual days elapsed in the applicable period and a 360-day year. Calculations of interest at the Base Rate under this Supplement shall be made on the basis of actual days elapsed in the applicable period and a 365-day year. Each determination of the Adjusted Eurodollar Rate, the Funding Period Rate, the Issuer Usage Fees, the Liquidity Usage Fees, the Issuer Administrative Fees and the Liquidity Non-Usage Fees by the Issuer shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

A. SECTION 2.8 Interest Rate Indemnity. The Company agrees to indemnify the Enhancement Provider and each VFC Certificateholder and to hold the Enhancement Provider and each VFC Certificateholder harmless from any loss or expense which the Enhancement Provider or such VFC Certificateholder may sustain or incur as a consequence of
(a) default by the Company in making an Increase after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, (b) default by the Company in making any prepayment in connection with a Decrease after the Company has given irrevocable notice thereof in accordance with the provisions of Section 2.5 or (c) the making of a prepayment, whether in connection with a Decrease or otherwise, in an amount in excess of the portion of the Invested Amount allocated to a
Funding Period ending on the date of such prepayment.   Such
indemnification shall include, without limitation, any loss (including those of anticipated profits, net of anticipated profits in respect of the reemployment of such funds in the manner determined by such VFC Certificateholder), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any VFC Certificateholder to fund or maintain the applicable portion of the Invested Amount or such requested Increase; provided, however, that any payments made by the Company pursuant to this subsection shall be made solely from Available Funds, shall be non-recourse other than with respect to Available Funds, and shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment. This covenant shall survive the termination of this Supplement and the payment of all amounts payable hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any VFC Certificateholder to the Company and the Master Servicer shall be conclusive absent manifest error.


                       III.   ARTICLE

                ARTICLE III OF THE AGREEMENT

          Any provision of Article III of the Agreement which distributes Collections to the Company on the basis of the Company's Percentage shall continue to apply irrespective of the issuance of the VFC Certificates.
Section 3.1 of the Agreement shall be read in its entirety as provided in the Agreement. Article III of the Agreement (except for Section 3.1 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the VFC Certificates and the Subordinated Certificate:

          SECTION 3C.2.  Establishment of Series Accounts.
(a) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate, a subaccount of the Collection Account (the "Series 1997-1 Collection Subaccount"), which subaccount is the Series Collection Subaccount with respect to Series 1997-1, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; (ii) for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate, two subaccounts of the Series 1997-1 Collection Subaccount: the Series 1997-1 Principal Collection Sub-subaccount and the Series 1997-1 Non-Principal Collection Sub-subaccount (respectively, the "Series 1997-1 Principal Collection Sub-subaccount" and the "Series 1997-1 Non-Principal Collection Sub-subaccount"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the VFC Certificateholders and for the benefit, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; and (iii) for the benefit of the VFC Certificateholders, a subaccount of the Series 1997-1 Non-Principal Collection Sub-subaccount (the "Series 1997-1 Accrued Interest Sub-subaccount"; all accounts established pursuant to this subsection 3C.2(a) being referred to herein collectively as the "Series Accounts" and the accounts listed on Schedule 1 being referred to herein, collectively as the "Trust Accounts"). The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Series Accounts and Trust Accounts and in all proceeds thereof. The Trust Accounts and the Series Accounts shall be under the sole dominion and control of the Trustee for, in the case of the Series Accounts, the exclusive benefit of the VFC Certificateholders and to the extent applicable, subject to the prior interest of the VFC Certificateholders, to the holder of the Subordinated Certificate.

          (b)  All Eligible Investments in the Series
Accounts shall be held by the Trustee for the exclusive benefit of the VFC Certificateholders and, subject to the prior interest of the VFC Certificateholders, of the holder of the Subordinated Certificate; provided, however, that funds on deposit in a Series Account may, at the direction of the Master Servicer, be invested together with funds held in sub-subaccounts of the Collection Account that are not Series Accounts. After giving effect to any distribution to the Company pursuant to subsection 3C.3(c), amounts on deposit and available for investment in the Series 1997-1 Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Amortization Period, on or prior to the next subsequent Funding Period Determination Date. Amounts on deposit and available for investment in the Series 1997-1 Non-Principal Collection Sub-subaccount and the Series 1997-1 Accrued Interest Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the next subsequent Determination Date or Funding Period Determination Date, as the case may be. As of the Determination Date or Funding Period Determination Date, as the case may be, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1997-1 Accrued Interest Sub-subaccount shall be deposited in the Series 1997-1 Non-Principal Collection Sub-subaccount. All interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 1997-1 Principal Collection Sub-subaccount shall be deposited in the Series 1997-1 Non-Principal Collection Sub-subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).
a)             SECTION 3C.3.  Daily Allocations.    The
portion of Aggregate Daily Collections allocated to the VFC Certificateholders pursuant to Article III of the Agreement shall be allocated and distributed as set forth in this
Article III.

b) (i) On each Business Day, an amount equal to the Accrued Expense Amount for such day shall be transferred from the Series 1997-1 Collection Subaccount to the Series
1997-1 Non-Principal Collection Sub-subaccount.

          (ii) If, on any Business Day during the Revolving Period, the Enhancement Provider has not been reimbursed pursuant to the Insurance Agreement for any interest payments made under the Principal/Interest Surety Bond, an amount equal to the lesser of (A) the remaining amount on deposit in the Series 1997-1 Collection Subaccount on such day and (B) the amount of such reimbursement then due to the Enhancement Provider for interest payments made under the Principal/Interest Surety Bond plus accrued and unpaid interest thereon at the rate stated in respect thereof in the Insurance Agreement shall be transferred from the Series 1997-1 Collection Subaccount and paid to the Enhancement Provider.

          (iii)  Following the transfers pursuant to clauses
(i) and (ii) above, any remaining funds on deposit in the Series 1997-1 Collection Subaccount shall be transferred to the Series 1997-1 Principal Collection Sub-subaccount.

(c) On each Business Day during the Revolving Period (including Distribution Dates), amounts on deposit in the Series 1997-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the Collections on deposit therein); provided that such distribution shall be made only to the extent that, after giving effect to such distribution, (i) the Target Receivables Amount would not exceed the Allocated Receivables Amount and (ii) each VFC Certificateholder's Commitment equals or exceeds the aggregate portion of the Invested Amount allocated to such VFC Certificateholder; provided further that if the Company (or the Master Servicer, on behalf of the Company) shall have given the Trustee irrevocable written notice prior to the making of any distribution to the Company pursuant to this subsection 3C.3(c)(i) on any day, the Company or the Master Servicer may instruct the Trustee in writing (specifying the related amount) to retain or deposit, as applicable, all or a portion of such amounts on deposit in the Series 1997-1 Principal Collection Sub-subaccount, the Series 1997-1 Non-Principal Collection Sub-subaccount or the Series 1997-1 Collection Subaccount (together with, to the extent that the Company so directs the Trustee, any amounts which the Company is otherwise entitled to receive as a result of its ownership of Investor Certificates issued pursuant to the Series 1994-1 Supplement and any other Available Funds that the Company may elect from time to time to deposit into the Series 1997-1 Principal Collection Sub-subaccount, the Series 1997-1 Non-Principal Collection Sub-subaccount or the Series 1997-1 Collection Subaccount, as the case may be) for further application hereunder; and provided further that such distribution to the Company shall not, in any event, be made if a Cure Period Trigger Date has occurred and is continuing (and the breach or violation giving rise to such Cure Period Trigger Date has not been cured or waived as of such date). Amounts distributed to the Company hereunder shall be deemed to be paid first from Collections received directly by any Servicing Party and second from Collections received in the Lockboxes.

(ii) On each Business Day during the Amortization Period (including Distribution Dates), funds deposited in the Series 1997-1 Principal Collection Sub-subaccount shall be invested in Eligible Investments that mature on or prior to the next Funding Period Determination Date. No amounts on deposit in the Series 1997-1 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company during the Amortization Period. The Trustee shall not in any way be liable by reason of any insufficiency in any account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

d) On each Business Day an amount equal to the Daily Interest Deposit for such day shall be transferred from the Series 1997-1 Non-Principal Collection Sub-subaccount to the Series 1997-1 Accrued Interest Sub-subaccount.

e)               The allocations to be made pursuant to this
Section 3C.3 are subject to the provisions of Sections 2.6,
7.2 and 9.1 of the Agreement and shall be based solely on information provided to the Trustee by the Master Servicer in the applicable Daily Report.

          SECTION 3C.4.  Selection of Funding Periods;
Determination of Interest Rates. (a) At all times hereafter, the aggregate outstanding Invested Amount allocable to each VFC Certificate shall be allocated to a Funding Period. The Master Servicer, subject to the limitations described below, shall select Funding Periods and the applicable Funding Period Rates for such Funding
Periods for each VFC Certificate and shall allocate the outstanding Invested Amount allocable to such VFC
Certificate to such selected Funding Periods and Funding
Period Rates, except that the Unallocated Balance, if any, outstanding from time to time, shall at all times be allocated to a Funding Period coinciding with the Accrual
Period then in effect.

          (b)  Notwithstanding anything herein to the
contrary, the selection by the Master Servicer of Funding Periods and Funding Period Rates with respect to VFC Certificates held by the Issuer shall be subject to the Issuer's prior approval. The Master Servicer shall specify its preferences with respect to such Funding Periods and Funding Period Rates by notice to the Issuer (which may be telephonic notice confirmed promptly in writing), specifying the Business Day on which the applicable Funding Period or Periods are requested to commence, the requested duration of the applicable Funding Period or Periods, the requested Funding Period Rate or Rates and the portions of the Invested Amount requested to be allocated to each such requested Funding Period. Any such notice must be received by the Issuer no later than 11:00 a.m. New York City time on the Business Day preceding the commencement of the applicable Funding Period (or so long as the Liquidity Rate is applicable to all Funding Periods with respect to VFC Certificates held by the Issuer, no later than 12:00 p.m. New York City time on the Business Day on which the applicable Funding Period commences if interest is to accrue for such Funding Period at the "Base Rate" (as defined in the Liquidity Agreement); provided, however, that (x) if the Issuer shall not have received notice from the Master Servicer or shall not have approved the Master Servicer's selection before the applicable time specified in this subsection 3C.4(b) with respect to any Funding Period, such Funding Period and the applicable Funding Period Rate shall be selected by the Issuer and (y) if interest on the portion of the Invested Amount allocated to such Funding Period is requested to accrue at a Liquidity Rate determined in whole or in part by reference to the "Eurodollar Rate," as defined in the Liquidity Agreement, the Issuer must receive notice from the Master Servicer with regard thereto by 1:00 p.m. New York City time on the third LIBO Business Day preceding the first day of such Funding Period. In addition, Funding Periods and Funding Period Rates with respect to VFC Certificates held by the Issuer shall be subject to the following additional restrictions: (i) no more than five such Funding Periods shall be outstanding at any time, (ii) any such Funding Period that commences before the commencement of the Amortization Period and would otherwise end on a date occurring after the commencement of the Amortization Period shall if the Issuer so elects by notice to the Company end on the date of the commencement of the Amortization Period, (iii) from and after the commencement of the Amortization Period, all such Funding Periods and Funding Period Rates shall be selected by the Issuer (and the Issuer shall provide notice to the Master Servicer of such selections), (iv) if a CP Disruption shall have occurred and be continuing, the Issuer may, upon notice to the Master Servicer, terminate any such Funding Period then in effect if the Issuer has funded its investment in the relevant VFC Certificate for such Funding Period by issuing Issuer CP, (v) if a Liquidity Rate Disruption Event shall have occurred and be continuing, and as a result thereof it shall be unlawful for any Liquidity Bank or its applicable lending office to maintain outstanding any existing "Eurodollar Rate Advance" under and as defined in the Liquidity Agreement, the Issuer may, upon notice to the Master Servicer, terminate any such Funding Period then in effect if the Issuer has funded its investment in the relevant VFC Certificate for such Funding Period with any such "Eurodollar Rate Advance," and (vi) any such Funding Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless (A) the Funding Period Rate with respect to such Funding Period is a Liquidity Rate determined in whole or in part by reference to the "Eurodollar Rate," as defined in the Liquidity Agreement, and (B) such next succeeding Business Day would be in the following calendar month, in which case such Funding Period shall end on the next preceding Business Day. On or before the first day of each Funding Period with respect to VFC Certificates held by the Issuer, the Master Servicer shall notify the Trustee of the duration of such Funding Period and the applicable Funding Period Rate.

          (c)  The Master Servicer may select Funding
Periods and Funding Period Rates with respect to VFC Certificates held by a Person other than the Issuer by notice to the Trustee and the related VFC Certificateholders specifying the Business Day on which the applicable Funding Period is to commence, the duration of the applicable Funding Period and the portion of the Invested Amount requested to be allocated to such Funding Period. Any such notice must be received by the Trustee (i) to the extent that the applicable Funding Period Rate is the Base Rate no later than 12:30 p.m. New York City time on the Business Day on which the applicable Funding Period commences, (ii) to the extent that the applicable Funding Period Rate is the Adjusted Eurodollar Rate, no later than 1:00 p.m. New York City time on the third Business Day preceding the commencement of the applicable Funding Period and (iii) to the extent that the applicable Funding Rate is another rate agreed among the Master Servicer, the Company and such Person other than the Issuer holding VFC Certificates, such other time as shall have been agreed among such parties and notified to the Trustee, which notice must be received by the Trustee by 11:00 a.m. New York City time. Any portion of the Invested Amount with respect to VFC Certificates held by a Person other than the Issuer on any day that has not been allocated to a Eurodollar Tranche or as to which another rate has not been agreed among the Master Servicer, the Company and such Person other than the Issuer, shall accrue interest for such day at the Base Rate (the aggregate amount of such unallocated portions of such Invested Amount being referred to herein as the "Unallocated Balance"). Any reduction in the Invested Amount with respect to any VFC Certificate held by a Person other than the Issuer shall be allocated first, to reduce the portion of the Invested Amount thereof constituting Unallocated Balance, and second, to reduce the portion of the Invested Amount thereof allocated to other Funding Periods. Notwithstanding anything to the contrary contained in this subsection 3C.4(c), the portion of the Invested Amount with respect to VFC Certificates held by a Person other than the Issuer allocated to Eurodollar Tranches or as to which another rate has been agreed among the Master Servicer, the Company and such Person other than the Issuer shall be subject to such other limitations as such Person shall specify in the applicable Certificate Purchase Agreement.

          (d) The amount of interest distributable with respect to the VFC Certificates on any Funding Period
Settlement Date shall be an amount equal to the sum of (i) the aggregate Funding Period Interest for such Funding
Period Settlement Date, plus (ii) all outstanding Past Due
Interest, plus (iii) the amount of any accrued but unpaid
Additional Interest.

          SECTION 3C.5. Determination of Series 1997-1 Amortization Principal Payments. The amount (the "Series 1997-1 Amortization Principal Payment") distributable from the Series 1997-1 Principal Collection Sub-subaccount on each Funding Period Settlement Date during the Amortization Period shall be equal to the lesser of (a) the aggregate Invested Amount allocated to such Funding Period and (b) the amount on deposit in such account on such Funding Period Settlement Date.

          SECTION 3C.6. Applications. (a) The Master Servicer shall instruct the Trustee in writing (which instruction shall specify the amounts to be distributed), on each Funding Period Settlement Date, to distribute to the applicable VFC Certificateholders from amounts on deposit in the Series 1997-1 Accrued Interest Sub-subaccount (including any amounts deposited therein pursuant to subsection 3C.7(b)(i)), an amount equal to the sum of (i) Funding Period Interest on the VFC Certificates for such Funding Period, (ii) all outstanding Past Due Interest and (iii) all accrued but unpaid Additional Interest.

          (b) On each Settlement Date, the Master Servicer shall instruct the Trustee in writing (which instruction shall specify the amounts to be applied or distributed, as the case may be) to apply funds on deposit in the Series 1997-1 Non-Principal Collection Sub-subaccount (after taking into consideration the distribution to the VFC Certificateholders from the Series 1997-1 Non-Principal Collection Sub-subaccount or any subaccount thereof pursuant to subsection 3C.6(a)) in the following order of priority to the extent funds are available:

             (i)       an amount equal to the Series 1997-1
  Monthly Servicing Fee for the Accrual Period ending on such Settlement Date shall be withdrawn from the Series
  1997-1 Non-Principal Collection Sub-subaccount by the
  Trustee and paid to the Master Servicer (or to the Trustee, if on such date the Trustee is then acting as Master Servicer in order to liquidate the Receivables and the Related Property);

             (ii) an amount equal to the Surety Bond Fees for the Accrual Period ending on such Settlement Date shall be withdrawn from the Series 1997-1 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Enhancement Provider, provided that, if the Enhancement Provider shall have failed to make a payment in respect of a principal or interest drawing under the Principal/Interest Surety Bond and such failure shall be continuing after the stated date on which such payment was to be made, the Enhancement Provider shall not receive such Surety Bond Fees (which shall be held in the Series 1997-1 Non-Principal Collection Sub-subaccount) until such payment is made;

             (iii) an amount equal to the Liquidity Usage Fees, the Liquidity Non-Usage Fees, the Issuer Usage Fees, the Issuer Administrative Fees and the Alternate Fees, if any, for the Accrual Period ending on such Settlement Date shall be withdrawn from the Series 1997-1 Non-Principal Collection Sub-subaccount by the Trustee and paid, in the case of the Liquidity Usage Fees, the Liquidity Non-Usage Fees, the Issuer Usage Fees and the Issuer Administrative Fees to the Issuer or as the Issuer shall direct, and in the case of the Alternate Fees to the VFC Certificateholders other than the Issuer; and

             (iv) an amount equal to any Program Costs due and payable shall be withdrawn from the Series 1997-1 Non-
  Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts.

Any remaining amount on deposit in the Series 1997-1 Non-
Principal Collection Sub-subaccount not allocated pursuant to clauses (i) through (v) above shall be paid to the holder of the Subordinated Certificate.

          (c) During the Revolving Period, to the extent that the Company has elected or is required to effect a Decrease as described in Section 2.5, the Master Servicer shall cause the Trustee to pay to the VFC Certificateholders in reduction of the Invested Amount on each applicable Decrease date, amounts on deposit in the Series 1997-1 Principal Collection Sub-subaccount, up to the amount of the applicable Decrease.

          (d)  During the Amortization Period, the Master
Servicer shall instruct the Trustee in writing (which instruction shall specify the amounts to be applied or distributed, as the case may be) to apply, on each Funding
Period Settlement Date, amounts on deposit in the Series
1997-1 Principal Collection Sub-subaccount (including any amounts deposited therein pursuant to subsection
3C.7(b)(ii)) in the following order of priority:

             (i)       an amount equal to the Series 1997-1
  Amortization Principal Payment for such Funding Period
  Settlement Date shall be distributed from the Series
  1997-1 Principal Collection Sub-subaccount to the applicable VFC Certificateholders in reduction of the Invested Amount allocated to such Funding Period, and, unless after giving effect to such payment the Invested
  Amount has been repaid in full, any amounts remaining on deposit in the Series 1997-1 Principal Collection
  Sub-subaccount shall be retained therein for application in accordance with the terms of this Supplement on the next succeeding Funding Period Settlement Date;

             (ii) if the Invested Amount has been repaid in full after giving effect to clause (i) and the Enhancement Provider has not been reimbursed pursuant to the Insurance Agreement for principal and interest payments made under the Principal/Interest Surety Bond, an amount equal to the lesser of (A) the remaining amount on deposit in the Series 1997-1 Principal Collection Sub-subaccount on such day and (B) the amount of such reimbursement then due to the Enhancement Provider for principal payments made under the Principal/Interest
  Surety Bond plus accrued and unpaid interest thereon at the rate stated in respect thereof in the Insurance Agreement shall be transferred from the Series 1997-1 Principal Collection Sub-subaccount and paid to the Enhancement Provider;

             (iii) if the Invested Amount has been repaid in full after giving effect to clause (i), all amounts owing to the Enhancement Provider pursuant to the Insurance Agreement have been repaid in full and any amounts are owed to the Trustee or any other Person, on account of its expenses incurred in respect of the performance of its responsibilities as Master Servicer for the liquidation of the Receivables and the Related Property, such amounts shall be transferred from the Series 1997-1 Principal Collection Sub-subaccount and paid to the Trustee or such other Person; and

             (iv) if the Invested Amount has been repaid in full after giving effect to clause (i) and all of the amounts set forth in clauses (ii) and (iii) above have been repaid, the remaining amount on deposit in the Series 1997-1 Principal Collection Sub-subaccount on such Funding Period Settlement Date, if any, shall be distributed to the holder of the Subordinated Certificate.

          SECTION 3C.7.  The Principal/Interest Surety Bond.
(a) Issuance of Principal/Interest Surety Bond. On or prior to the Issuance Date, the Enhancement Provider shall have issued the Principal/Interest Surety Bond in favor of the Trustee for the benefit of the holders of the VFC Certificates.

          (b)  Draws on the Principal/Interest Surety Bond.
(i) If, on any Funding Period Determination Date, the amount on deposit in the Series 1997-1 Accrued Interest Sub-subaccount (and available to be distributed) is less than the accrued and unpaid interest that is due and payable on the related Funding Period Settlement Date, then the Trustee by delivering a notice to the Enhancement Provider pursuant to the Principal/Interest Surety Bond shall, not later than 2:00 p.m., New York City time, on such Funding Period Determination Date, demand payment under the Principal/Interest Surety Bond in an amount equal to such insufficiency in accordance with the Principal/Interest Surety Bond. The Enhancement Provider shall pay or cause to be paid such amount to the Trustee for deposit, on the related Funding Period Settlement Date, to the Series 1997-1 Accrued Interest Sub-subaccount in accordance with the Principal/Interest Surety Bond. In the event that such amount shall be paid by the Enhancement Provider after such Funding Period Settlement Date, the Trustee shall pay such amount, promptly following receipt thereof, to the extent necessary to complete payment of the accrued but unpaid interest in respect of the VFC Certificates to have been made on such Funding Period Settlement Date plus any interest in respect thereof, to the VFC Certificateholders as their respective interests then appear, and deposit the remainder in the Series 1997-1 Accrued Interest Sub-subaccount.

          (ii) If, on any Funding Period Determination Date to occur on or after the Surety Draw Date, the outstanding Invested Amount is greater than zero, then the Trustee by delivering a notice to the Enhancement Provider pursuant to the Principal/Interest Surety Bond shall, not later than 2:00 p.m., New York City time, on such Funding Period Determination Date, demand payment under the Principal/Interest Surety Bond in an amount equal to such Invested Amount in accordance with the Principal/Interest Surety Bond. The Enhancement Provider shall pay or cause to be paid such amount to the Trustee for payment, on the related Funding Period Settlement Date, to the VFC Certificateholders as their respective interests then appear. In the event that such amount shall be paid by the Enhancement Provider after such Funding Period Settlement Date, the Trustee shall pay such amount, promptly following receipt thereof, to the extent necessary to complete payment of the Invested Amount, to the VFC Certificateholders as their respective interests then appear, and deposit the remainder in the Series 1997-1 Principal Collection Sub-subaccount.

               (iii) If, on any Funding Period Determination Date to occur during the Amortization Period, the Enhancement Provider elects to purchase (a "Surety Purchase Demand") all of the then outstanding VFC Certificates in accordance with the provisions set forth in Section 2.7 of the Insurance Agreement, then the Enhancement Provider shall so purchase the VFC Certificates for an amount equal to the Invested Amount and all accrued and unpaid interest thereon as of such date. The Enhancement Provider shall pay or cause to be paid such amount to the Trustee for payment to the VFC Certificateholders as their respective interests then appear in accordance with the Insurance Agreement on the related Funding Period Settlement Date.

               (iv) If the payment of any amount which is guaranteed pursuant to the Principal/Interest Surety Bond is voided (an "Avoidance Event") under any applicable
Insolvency Proceeding (as defined in the Principal/Investor Surety Bond), and, as a result of such an Avoidance Event, any VFC Certificateholder is required to return such voided payment, or any portion of such voided payment (an "Avoided Payment"), upon payment by such VFC Certificateholder of such Avoided Payment and receipt by the Trustee on behalf of such VFC Certificateholder of (A) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that such VFC Certificateholder is required to return any such payment or portion thereof during the term of the Principal/Interest Surety Bond because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), and (B) an assignment, substantially in the form attached as Exhibit B to the Principal/Interest Surety Bond, properly completed and executed by such VFC
Certificateholder irrevocably assigning to the Enhancement Provider all rights and claims of such VFC Certificateholder relating to or arising under such Avoided Payment, then the Trustee shall deliver to the Enhancement Provider a Notice for Payment in the form of Exhibit A to the Principal/Interest Surety Bond appropriately completed and executed by the Trustee.

          (c) Following any payment by the Enhancement Provider pursuant to this Section 3C.7 and the application of such payment in accordance with the terms hereof, the Enhancement Provider shall be subrogated to the rights of the VFC Certificateholders under the Pooling and Servicing Agreements, to the extent of any payments made by the Enhancement Provider to such VFC Certificateholders pursuant to the Principal/Interest Surety Bond; provided, however, that the Enhancement Provider shall not be entitled to be subrogated to any of the rights of the VFC Certificateholders under the Pooling and Servicing Agreements until the VFC Certificateholders have received payment of all accrued but unpaid interest in respect of the VFC Certificates and repayment in full of the Invested Amount. Nothing in this subsection 3C.7(c) shall affect in any way the rights of the Enhancement Provider to receive distributions from the Series Accounts or the Trust Accounts pursuant to the express provisions of this Article III.

          (d)  Each VFC Certificateholder by accepting any
VFC Certificate shall be deemed to acknowledge and agree to the terms of Section 2.7 of the Insurance Agreement and to agree that it will, if so requested by the Enhancement
Provider, transfer its VFC Certificates to the Enhancement
Provider as contemplated in such Section 2.7.


                        IV.   ARTICLE

                  DISTRIBUTIONS AND REPORTS

          Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the VFC Certificates:

a)             SECTION 4C.1.  Distributions.    On each
Distribution Date, the Trustee shall distribute (by wire transfer) to each VFC Certificateholder and the Enhancement
Provider such Person's share, as determined by the Master
Servicer and reported to the Trustee on the preceding
Determination Date or Funding Period Determination Date, as applicable, of the amounts to be distributed to the VFC
Certificateholders and the Enhancement Provider pursuant to
Article III. The Trustee will endeavor to make all such payments to the applicable parties by 3:00 p.m. (New York
City time) on the applicable Distribution Date, but shall incur no liability to any Person in the event that it fails to make any such payment by such time.

b)                  All allocations and distributions
hereunder by the Trustee shall be in accordance with and based solely upon the applicable Daily Reports and Monthly
Settlement Statement or Funding Period Settlement Statement and subject to subsection 3.1(h) of the Agreement.

          SECTION 4C.2.  Statements and Notices.  (a)
Settlement Statements. On each Determination Date, the Master Servicer shall deliver to the Enhancement Provider, the Trustee and each Rating Agency a Monthly Settlement Statement substantially in the form attached hereto as Exhibit E-1 setting forth, among other things, the Loss Reserve Ratio, the Dilution Reserve Ratio, the Carrying Cost Reserve Ratio and the Servicing Reserve Ratio, each as recalculated for the next succeeding Settlement Period. On each Funding Period Determination Date, the Master Servicer shall deliver to the Enhancement Provider, the Trustee and each Rating Agency a completed settlement statement (a "Funding Period Settlement Statement"), substantially in the form attached hereto as Exhibit E-2.

          (b) Annual Certificateholders' Tax Statement. On or before April 1 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 1997, the Company on behalf of the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a VFC Certificateholder, a statement prepared by the Company containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a VFC Certificateholder, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Trustee or the Company deems necessary or desirable to enable the VFC Certificateholders to prepare their tax returns. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

          (c) Early Amortization Period Notices. Promptly after the receipt by a Responsible Officer of the Trustee of notice of the occurrence of an Early Amortization Event with respect to Series 1997-1, the Trustee shall give notice (which notice shall in any event be given (by telephone or otherwise) not later than the second Business Day after such receipt) of such occurrence to (i) the Enhancement Provider and each Rating Agency and (ii) each VFC Certificateholder.

          (d) Surety Default Notices. Promptly after the receipt by a Responsible Officer of the Trustee of notice of the occurrence of a Surety Default, the Trustee shall give notice of such occurrence to each VFC Certificateholder and each Rating Agency.

          (e)  Principal Payment Notices.  During the
Amortization Period, on each date which is three Business Days prior to a Funding Period Settlement Date, the Trustee shall deliver to each VFC Certificateholder a notice by fax, followed by a hard copy delivered by overnight carrier, setting forth the amount on deposit and available for distribution in the Series 1997-1 Principal Collection Sub-subaccount as of the opening of business on such date.
          (f) Forwarding of Other Notices and Documents. The Trustee shall promptly (but in any event within two Business Days following receipt thereof) forward to each VFC Certificateholder copies of the following documents and/or notices upon receipt thereof by a Responsible Officer of the
Trustee:

  (1) Financial Statements of Company. All financial statements delivered by the Company pursuant to subsection
  2.7(a) of the Agreement.

  (ii) Early Amortization, Insolvency and Lien Notices. Any notice delivered by the Company pursuant to subsection 2.7(g) or 7.2(a) of the Agreement or any notice delivered by the Master Servicer pursuant to Section 7.1 of the Agreement.

  (iii)          Daily Reports.  Upon request by a VFC
  Certificateholder, Daily Reports delivered by the Master
  Servicer pursuant to subsection 4.2(a) of the Servicing
  Agreement.

  (iv) Settlement Statements; Quarterly Master Servicer Certificates. All Monthly Settlement Statements, Funding Period Settlement Statements and certificates delivered by the Master Servicer pursuant to Sections 4.3 and 4.4 of the Servicing Agreement.

  (v) Accountants' Letters. All letters delivered by the Master Servicer's independent public accountants pursuant to Section 4.5 of the Servicing Agreement.

  (vi) SEC Filings by Master Servicer. All filings with the Securities and Exchange Commission delivered by the Master Servicer pursuant to subsection 4.14(d) of the Servicing Agreement.

          (g) Termination of Sellers. The Master Servicer shall promptly notify each Rating Agency, concurrently with its notification of the Trustee and the Enhancement
Provider, of the termination of any Seller pursuant to
Section 9.14 of the Receivables Sale Agreement.

          SECTION 4C.3.  Notices.  Notices required to be
given to the VFC Certificateholders hereunder will be given by first class mail to the address of such holders as they appear in the Certificate Register, or, if expressly required herein, by telephonic notice via a telephone or telecopy number provided by each VFC Certificateholder to the Trustee.


                        V.   ARTICLE

            ADDITIONAL EARLY AMORTIZATION EVENTS

A. SECTION 5.1 Additional Early Amortization Events. If any one of the events specified in Section 7.1 of the Agreement (after any grace periods or consents applicable thereto) shall occur during the Revolving Period, an Early Amortization Event shall occur as provided in such
Section 7.1 of the Agreement if any one of the following events shall occur during the Revolving Period with respect to the VFC Certificates:

  a) failure on the part of the Company to make any payment (i) in respect of principal owing on any VFC Certificates within one Business Day of the date such principal is due, (ii) in respect of interest or fees owing on any VFC Certificates within two Business Days of the date such amount is due or (iii) in respect of any other amounts owing by the Company under any Pooling and Servicing Agreement or the Insurance Agreement to or for the benefit of the VFC Certificateholders or the Enhancement Provider within five Business Days of the date such other amount is due;

  b) failure on the part of the Company duly to observe or perform in any material respect any covenants or agreements of the Company set forth in any Pooling and Servicing Agreement, the Insurance Agreement or any Certificate Purchase Agreement which has a material adverse effect on the Enhancement Provider or the VFC Certificateholders (which determination shall be made without regard to whether any Enhancement is then available from any Enhancement Provider) which continues unremedied for 30 days from the earlier of (i) the date upon which a Responsible Officer of the Company obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or the Company and the Trustee by the Control Party;

  c) any representation or warranty made by the Company in any Pooling and Servicing Agreement to or for the benefit of the VFC Certificateholders or the Enhancement Provider or in the Insurance Agreement or in any Certificate Purchase Agreement (i) shall prove to have been incorrect in any material respect when made or when delivered which continues to be incorrect for a period of 30 days after the day on which notice of such failure, requiring the same to be remedied, shall have been given by the Trustee to the Company (or the Control Party to the Company and the Trustee) and (ii) as a result of such incorrectness, the interests of the VFC Certificateholders (without giving effect to the availability of any Enhancement) or the Enhancement Provider are materially and adversely affected; provided, however, that an Early Amortization Event with respect to Series 1997-1 shall not be deemed to have occurred under this paragraph if the incorrectness of such representation or warranty gives rise to an obligation to repurchase the related Receivables and the Company has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of the Pooling Agreement within five Business Days of when the Company was obligated to do so;

  d) the Allocated Receivables Amount shall be less than the Target Receivables Amount for a period of five consecutive days;

  e) a Purchase Termination Event (as defined in the Receivables Sales Agreement) which allows the Company to cease purchasing Receivables from all Sellers thereunder shall have occurred and be continuing under the Receivables Sale Agreement;

  f) as at the end of any Settlement Period, the Loss-to-Liquidation Ratio shall exceed 4.5%;

  g) as at the end of any Settlement Period, the Delinquency Ratio shall exceed 5.0%;

  h) as at the end of any Settlement Period, the Default Ratio shall exceed 6.0%;

  i)          for any Settlement Period, Days Sales
  Outstanding shall be more than 40 days;

  j) as at the last date of any fiscal quarter of the Company, Net Worth shall be less than an amount equal to (i)
  10% times (ii) the Invested Amount;

  k)          a Servicer Default with respect to the Master
  Servicer or any Significant Servicer shall have occurred and be continuing or at any time a Servicer Default with respect to three or more Servicers shall have occurred and be continuing;

  l)          a Change in Control shall have occurred;

  a) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in the Trust Assets (subject to any Permitted Liens);

  m)          any of the Pooling Agreement, the Servicing
  Agreement, this Supplement or the Receivables Sale Agreement shall cease, for any reason, to be in full force and effect, or the Company shall so assert in writing;

  n) the "Commitments" under (and as defined in) the Revolving Credit Agreement of the Revolving Credit Lenders thereunder shall have been terminated by the Revolving Credit Lenders prior to their stated term or such Revolving Credit Lenders shall have refused to make any extensions of credit under the Revolving Credit Agreement for a period of 150 consecutive days following notice of such refusal delivered to the borrowers thereunder; or

  o) (i) any of Specialty Foods Corporation or the Sellers shall default in the payment of principal of or interest on any indebtedness in an aggregate amount, with respect to such Person, at any one time equal to or exceeding $10,000,000, which default continues unremedied and unwaived for a period in excess of 60 days, or (ii) indebtedness of SFC or any Seller becomes due prior to its stated maturity in an aggregate amount, with respect to such Person, equal to or exceeding $10,000,000;

then, after the applicable grace period, if any, set forth in such subsections (notice of which event shall be given by the Trustee to each Rating Agency to the extent that a Responsible Officer has actual knowledge thereof) the Control Party, by notice then given in writing to the Company, the Master Servicer and the Trustee, may declare that an early amortization event (an "Early Amortization Event") has occurred as of the date of such notice with respect to Series 1997-1.


                        VI.   ARTICLE

                        SERVICING FEE

A. SECTION 6.1 Servicing Compensation. A monthly servicing fee (the "Series 1997-1 Monthly Servicing Fee") shall be payable to the Master Servicer, on behalf of the Servicing Parties, on each Settlement Date for the Accrual Period then ending, in an amount equal to the product of (a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Adjusted Invested Amount for such Accrual Period and the denominator of which is the daily average of the Aggregate Adjusted Invested Amount for such Accrual Period; provided, however, that if an Early Amortization Period has commenced and Specialty Foods Corporation is acting as Master Servicer, the Series 1997-1 Monthly Servicing Fee shall be deferred until all amounts due under the VFC Certificates have been paid in full. The Series 1997-1 Monthly Servicing Fee is the Monthly Servicing Fee, referred to in Section 2.5 of the Servicing Agreement, which is allocable to Series 1997-1.

                     ARTICLE  VII

          COVENANTS, REPRESENTATIONS AND WARRANTIES

A. SECTION 7.1 Representations and Warranties of the Company and the Master Servicer. The Company and the Master Servicer hereby represent and warrant to the Enhancement Provider, the Trustee and each of the VFC Certificateholders that each and all of their respective representations and warranties contained in each of the Pooling and Servicing Agreements is true and correct in all material respects as of the date hereof.

A.             SECTION 7.2  Covenants of the Company.  The
Company hereby agrees that:

  a) it shall observe each and all of its respective covenants (both affirmative and negative) contained in each Pooling and Servicing Agreement and Certificate Purchase
  Agreement in all material respects;

  a) it shall not terminate the Agreement unless in strict compliance with the terms of the Agreement;

  a) it shall not change in any material respect the terms or provisions of the Policies so as to adversely affect the general quality of the Receivables without the prior written consent of the Control Party; and

  a) it shall not make any change or modification (or permit any change or modification to be made) in any material respect to the Policies, except (i) if such changes or modifications are necessary under any Requirement of Law or (ii) if such changes or modifications are consented to by the Enhancement Provider.

A.             SECTION  7.3 Covenants of the Master Servicer.
The Master Servicer hereby agrees that: (a) it shall observe each and all of its covenants (both affirmative and negative) contained in each Pooling and Servicing Agreement in all material respects; and (b) it shall deliver to each VFC Certificateholder which is an Eligible Certificateholder by 11:00 a.m. (New York City time) on the Determination Date or Funding Period Determination Date prior to each Settlement Date or Funding Period Settlement Date, a Monthly Settlement Statement or Funding Period Settlement Statement, as applicable.

A. SECTION 7.4 Additional Supplements. The Company and the Master Servicer each hereby agrees that, so long as the Enhancement Provider is the Control Party in respect of the Series 1997-1, then no additional Supplement shall be issued under the Agreement unless the Control Party shall have consented to the form and substance of the Principal Terms contained in such Supplement, which consent shall not be unreasonably withheld (it being understood that it is not unreasonable if the Control Party withholds such consent because it determines in its sole discretion that its rights would be diminished or otherwise adversely affected under any of the Transaction Documents as a result of the issuance of such Supplement).


                          ARTICLE VIII

                        MISCELLANEOUS

A. SECTION 8.1 Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

A. SECTION 8.2 Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

A. SECTION 8.3 Further Assurances. Each of the Company and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Control Party more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company, the execution of any financing statements or continuation statements relating to the Receivables and the other Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

A. SECTION 8.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Enhancement Provider, the Trustee or any VFC Certificateholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
B.             SECTION   Amendments.  This Supplement may
only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of Section
10.1 of the Agreement. The Master Servicer shall give each VFC Certificateholder notice of any proposed amendment to this Supplement or to the Agreement on or before the later of (a) the date that is 10 days prior thereto and (b) the date of any initial notice thereof is provided to the Enhancement Provider.

A. SECTION 8.5 Notices. All notices, requests and demands to or upon any party hereto to be effective shall be given in the manner set forth (i) in the case of the Company, the Master Servicer and the Trustee, in Section
10.5 of the Agreement and (ii) in the case of the Enhancement Provider, at its address set forth below:

  The Enhancement
   Provider:        Capital Markets Assurance Corporation
                         885 Third Avenue
                         New York, New York  10022
                         Attention: Head of Exposure
Management
                         Telecopy:  (212) 755-5462

Any notice required or permitted to be mailed to a VFC
Certificateholder shall be given as provided in Section
4C.3.

a)             SECTION 8.7  Successors and Assigns.    This
Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of the VFC Certificateholders.

b) Any VFC Certificateholder may, upon the satisfaction of all applicable requirements under Section
5.3 of the Agreement, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Participants") participations in its VFC Certificate and its rights hereunder pursuant to documentation in form and substance satisfactory to such VFC Certificateholder and the Participant. In the event of any such sale by a VFC Certificateholder to a Participant, such VFC Certificateholder's obligations under this Supplement shall remain unchanged and such VFC Certificateholder shall remain solely responsible for the performance thereof. The Company agrees that each VFC Certificateholder is entitled, in its own name, to enforce for the benefit of, or as agent for, any Participant any and all rights, claims and interest of such Participant in respect of the Trust and the Company's obligations under this Supplement.
c) Any VFC Certificateholder may, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Supplement and the VFC Certificates to (i) its Affiliates, any other VFC Certificateholder, the Liquidity Agent or any Liquidity Bank and (ii) with the prior consent of the Company, such consent not to be unreasonably withheld, one or more banks or other entities (an "Acquiring VFC Certificateholder"), but only to the extent that (i) such Acquiring VFC Certificateholder shall have also either acquired a corresponding share of such assigning VFC Certificateholder's Commitment or otherwise extended a Commitment to the Company on terms acceptable to the Company and (ii) all requisite Commitment Certifications shall have been delivered to the Trustee.

d) The Company and the Master Servicer each authorizes each VFC Certificateholder to disclose to any Participant or Acquiring VFC Certificateholder (each, a "Transferee") and any prospective Transferee any and all financial information in such VFC Certificateholder's possession concerning the Company, any Servicing Party, any Seller or the Receivables which has been delivered to such VFC Certificateholder by the Company or the Master Servicer pursuant to this Supplement or which has been delivered to such VFC Certificateholder by or on behalf of the Company in connection with such VFC Certificateholder's credit evaluation of the Company, any Servicing Party, any Seller, the Trust and the Trust Assets prior to becoming a party to this Supplement; provided, however, if any such information is subject to a confidentiality agreement between such VFC Certificateholder and the Company or the Master Servicer, the Transferee or prospective Transferee shall have agreed to be bound by the terms and conditions of such confidentiality agreement.

e) If, pursuant to this subsection, any interest in this Supplement or the VFC Certificates is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor VFC Certificateholder shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor VFC Certificateholder (for the benefit of the transferor VFC Certificateholder, the Trustee, the Company and the Master Servicer) that under applicable law and treaties no taxes will be required to be withheld by the Trustee, the Company, the Master Servicer or the transferor VFC Certificateholder with respect to any payments to be made to such Transferee in respect of the VFC Certificates, (ii) to furnish to the transferor VFC Certificateholder (and, in the case of any Acquiring VFC Certificateholder not registered in the Certificate Register, the Trustee and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and
(iii) to agree (for the benefit of the transferor VFC Certificateholder, the Trustee, the Company and the Master Servicer) to provide the transferor VFC Certificateholder (and, in the case of any Acquiring VFC Certificateholder not registered in the Certificate Register, the Trustee, the Company and the Master Servicer) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

f)                  The Transfer Agent and Registrar shall
not register the transfer of any VFC Certificate unless:

          (i) the person in whose name the VFC Certificate is to be registered upon transfer represents and warrants that it, and each of the accounts for which it is purchasing, is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), and acknowledges that it has received such information regarding the Trust and the VFC Certificates as it has requested and that it is aware that the transferor is relying upon the foregoing certification to claim the exemption from registration provided by Rule 144A; or

         (ii)  the Trustee has received transfer
  documentation from the holder of such VFC Certificate indicating, and a written opinion of counsel acceptable to the Company and the Trustee confirming, that the transfer is being made pursuant to an exemption from, or a transaction not otherwise subject to, the registration requirements of the Securities Act, and such transaction has been approved by the Company;

and such transferee further represents and warrants to the Trustee as to one of the following:

          (x)  such transferee is an ERISA Entity; or

          (y)  such transferee is not an ERISA Entity.

For purposes of this paragraph (f), any such advice to the Trustee in writing may be in the form of a letter, notice or other written document and, with respect to clauses (i),
(ii) and (iii) and (x) and (y) above, the requirements of such clauses will be deemed to be satisfied by appropriate notation on the transfer notice set forth on such VFC Certificate or by other written advice to the Trustee stating in substance one of the entries on such transfer notice.
g) The Transfer Agent and Registrar shall not register any transfer of any VFC Certificate to an ERISA Entity unless the Trustee determined that after giving effect to such transfer no more than 25% of the VFC Certificates are held by ERISA Entities.

A. SECTION 8.8 Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

A. SECTION 8.9 Enhancement Provider. The Enhancement Provider shall have rights under the Agreement, the Servicing Agreement and this Supplement (including the right to withhold consents) only (a) if either (i) the Enhancement Provider is then providing Enhancement for Series 1997-1 or (ii) the Enhancement Provider is owed any amounts in respect of the Principal/Interest Surety Bond and
(b) no Surety Default has occurred and is continuing.

A. SECTION 8.10 Administrative Agent for the Issuer. The parties hereto acknowledge that Capital Markets Assurance Corporation acts as Administrative Agent (the "Administrative Agent") for the Issuer and that the Administrative Agent may act on behalf of the Issuer under this Supplement. To the extent the Administrative Agent so acts, the Administrative Agent's performance of any obligation of the Issuer under this Supplement will be deemed to be performance of such obligation by the Issuer.

A. SECTION 8.11 No Bankruptcy Petition. Each VFC Certificateholder, by its acquisition of a VFC Certificate, agrees that, prior to the date that is one year and one day after the later of (a) the last day of the Amortization
Period and (b) the last day of the Amortization Period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

A. SECTION 8.12 Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket expenses of the Trustee (including, without limitation, reasonable fees and disbursements of the Trustee's attorneys) in connection with
(i) the preparation, execution and delivery of this Supplement, the Agreements and the other Transaction Documents and amendments or waivers of any such documents and (ii) enforcement by the Trustee of the obligations and liabilities of the Company and the Master Servicer under the Agreement, this Supplement and the related documents; provided, however, that any payments made by the Company pursuant to this Section shall be paid solely from Available Funds, shall be non-recourse other than with respect to Available Funds necessary to make such payments, and shall not constitute a claim against the Company to the extent that insufficient Available Funds exist to make such payment.


                          ARTICLE IX

                     FINAL DISTRIBUTIONS

a)             SECTION  9.1  Certain Distributions.    Not later
than 2:00 p.m., New York City time, on the Distribution Date following the date on which the proceeds are deposited into the Series 1997-1 Non-Principal Collection Sub-subaccount and the Series 1997-1 Principal Collection Sub-subaccount pursuant to subsection 7.2(b) of the Agreement, the Trustee shall distribute such amounts pursuant to Article III.

b) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 9.3 of the Agreement with respect to the VFC Certificates.


          IN WITNESS WHEREOF, the Company, the Master
Servicer and the Trustee have caused this Series 1997-1
Supplement to be duly executed by their respective officers as of the day and year first above written.


SPECIALTY FOODS FINANCE CORPORATION, as Company


By:/s/ Peter L. Sereda
   Title: Vice President, Treasurer
          and Assistant Secretary


SPECIALTY FOODS CORPORATION
  as Master Servicer


By: /s/ Peter L. Sereda
   Title: Vice President and
          Treasurer


THE CHASE MANHATTAN BANK, not in its
  individual capacity but solely as Trustee


By:/s/ Dennis Kildea
   Title: Trust Officer
                                                  Schedule 1



                       Trust Accounts

          The Collection Account has been established by and at The Chase Manhattan Bank, account number 323602762.


          The Collection Account is for the account of The
Chase Manhattan Bank, as trustee for the SFC Master Trust.
                                                  Schedule 2


Cure Period
Trigger Date   Applicable Subsection or event

               30 days   Pooling Agreement:  Subsections
               2.3(a), (b), (d), (e), (f) (first sentence),
               (g) and (h)

  10 days      Pooling Agreement:  Subsection 2.3(i)

               0 days    Pooling Agreement:  Subsections
               2.3(e) and (f) (second sentence)

               10 days   Pooling Agreement:  Subsection
               2.4(a)

               5 days    Pooling Agreement:  Subsections
               2.4(b) and (c)

               30 days   Pooling Agreement:  Subsections
               2.7(a), (b) (first sentence), (d), (i)

  10 days      Pooling Agreement:  Subsection 2.7(c)

               5 days    Pooling Agreement:  Subsections
               2.7(b) (second two sentences), (f), (g) and
               (h)

               10 days   Pooling Agreement:  Section 2.8
               (all subsections thereunder)

               30 days   Servicing Agreement:  Sections 3.1,
               3.2, 3.4, 3.5, 3.6 (first sentence)

               10 days   Servicing Agreement:  Sections 3.3,
               3.8, 3.9

               5 days    Servicing Agreement:  Section 3.7

               0 days    Servicing Agreement:  Section 3.6
               (second sentence)

               30 days   Servicing Agreement:  Sections 4.4,
               4.5, 4.13, 5.1, 5.2

               10 days   Servicing Agreement:  Sections 4.6,
               4.7, 4.9, 4.12

               5 days    Servicing Agreement:  Sections
               4.2(b), 4.3, 4.8, 4.10, 4.11, 4.14, 5.3, 5.4

               1 day     Servicing Agreement:  Section
               4.2(a)

               0 days    Servicing Agreement:  Section 4.1
               30 days   Receivables Sale Agreement:
               Subsections 4.1(a), (b), (d), (e), (f) (first sentence), (g), (h), (j) and (k)

               10 days   Receivables Sale Agreement:
               Subsections 4.1(i), (l), (m), (n) and (o)

               0 days    Receivables Sale Agreement:
               Subsections 4.1(c) and (f) (second sentence)

               10 days   Receivables Sale Agreement:
               Subsection 4.2(a)

               5 days    Receivables Sale Agreement:
               Subsections 4.2(b) and (c)

               30 days   Receivables Sale Agreement:
               Sections 5.1, 5.2, 5.3, 5.4, 5.8 and 5.13

               10 days   Receivables Sale Agreement:
               Sections 5.5, 5.6, 5.7, 5.11 and 5.12

               1 day     Receivables Sale Agreement:
               Sections 5.9, 5.10 and 5.14

               10 days   Receivables Sale Agreement:
               Sections 6.4, 6.5, 6.6, 6.7, 6.8, 6.9 and
               6.10

               5 days    Receivables Sale Agreement:
               Sections 6.1, 6.2 and 6.3

               30 days   Insurance Agreement:  Section 3.1
               (all subsections except (c) and (g))

               10 days   Insurance Agreement:  Subsection
               3.1(g)

               0 days    Insurance Agreement:  Subsection
               3.1(c)

               10 days   Insurance Agreement:  Section 4.1
               (all subsections except (c))

               5 days    Insurance Agreement:  Subsection
               4.1(c)

                    5 days         Occurrence of a Master
               Servicer Consolidation Event

196014.05  03/24/97 8:23 AM